Exhibit 10.7

LEASE AGREEMENT

by and between

ANN ARBOR BUSINESS PARK, LLC,

a Delaware limited liability company

and

EXTANG CORPORATION,

a Michigan corporation

Exhibits

Exhibit A	Premises
Exhibit A-1	Base Rent Schedule
Exhibit A-2	Parking Facilitates
Exhibit B	Tenant Improvements
Exhibit B-1	Work to be Completed
Exhibit C	List of Approved Hazardous Materials
Exhibit D	Declaration of Lease Commencement

LEASE SUMMARY

Set forth below is a summary of certain terms and conditions of the Lease Agreement between ANN ARBOR BUSINESS PARK, LLC, a Delaware limited liability company, as Landlord, and EXTANG CORPORATION, a Michigan corporation, as Tenant, solely for the convenience of the parties. In the event there is a conflict between this Lease Summary and the terms and conditions of the Lease Agreement, the terms and conditions of the Lease Agreement shall prevail.

A.	Building(s) mean one or more of those certain buildings containing 263,326 total rentable square feet and having the street address of 5400 S. State Road, Ann Arbor, MI. See Paragraph 1.

B.	Premises means 166,535 square feet of space located within the Property, comprised of 120,650 square feet of Shop Space, 30,245 square feet of Non-Shop Space, 10,000 square feet of Basement Space and the 5,640 square foot Out Building. See Paragraph 1.

C.	Term means ten (10) years and three (3) months from the Commencement Date, unless extended or terminated earlier by law or any provision of the Lease. See Paragraph 2.1.

D.	Commencement Date means the date of which the Premises are “Ready for Occupancy”. See Paragraph 2.2.

E.	Base Rent for the first year means $44,011.04 per month for the Premises beginning on the Commencement Date. All rent is due on the first day of each month and shall be paid to Landlord at One West Avenue, Larchmont, New York 10538. See Paragraph 3.

F.	Security Deposit means $50,000.00. See Paragraph 4.

G.	Additional Rent means Tenant’s Share of the Project Expenses, payable monthly in advance together with Base Rent. See Paragraph 5.1.A.

H.	Project Expenses means the sum of Taxes, Insurance Expenses and Common Expenses, related to the Property. See Paragraph 5.1.E.

I.	Tenant’s Share for the Premises means 59.45%, determined by dividing the 166,535 square feet of the Shop, Space, the Non-Shop Space and the Out Building portions of the Premises by 263,326 rentable square feet of the Buildings. See Paragraph 5.1.J.

J.	Permitted Use means light manufacturing, warehouse storage purposes and uses customarily associated therewith. See Paragraph 7.

K.	Utilities. Tenant shall pay the cost of its Utilities. See Paragraph 9.

L.	Options To Extend/Right of First Refusal. Tenant shall have two (2) options to extend the Term for five (5) additional years per option, and a right of first refusal for additional space. See Paragraph 34.

M.	Taxpayer Identification Number for Tenant is [redact].

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”), dated as of May 9, 2013, is made by and between ANN ARBOR BUSINESS PARK, LLC, a Delaware limited liability company (“Landlord”), and EXTANG CORPORATION, a Michigan corporation (“Tenant”).

WITNESSETH

1.	PREMISES

1.1. Property. Landlord owns that certain real property improved with one or more multi-tenant buildings containing approximately 263,326 rentable square feet (“Buildings”) located on approximately 34 acres of land at 5400 S. State Road, Ann Arbor, MI (“Land”). The Buildings and the Land are collectively referred to as the “Property”.

1.2. Premises. Landlord, for and in consideration of the rents, covenants, agreements, and stipulations contained herein, to be paid, kept and performed by Tenant, leases and rents to Tenant, and Tenant hereby leases and takes from Landlord upon the terms and conditions contained herein, 166,535 square feet of space located within the Property, comprised of 120,650 square feet of industrial/warehouse space (“Shop Space”), 30,245 square feet of office, cafeteria, truck dock space (“Non-Shop Space”), and the entire 5,640 square foot stand-alone warehouse building (“Out Building”), all as outlined in the site plan attached as Exhibit “A”, together with 10,000 square feet of basement space (“Basement Space,” collectively, with the Shop Space, the Non-Shop Space and the Out Building, the “Premises”). The Shop Space and the Non-Shop Space are collectively referred to as the “Main Building Space.” The square footage of the Premises shall be measured by Landlord during the construction of the Tenant Improvements and the actual measured square footage will be used to calculate Base Rent (as defined in Paragraph 3.1 herein) and to determine Tenant’s Share (as defined in Paragraph 5.1.J herein).

1.3. Common Areas. In addition to the Premises, Tenant shall have the use of those certain common areas designated by the Landlord from time to time on the Property; such areas shall include, but not be limited to, parking areas, access roads and facilities, interior corridors, sidewalks, driveways and landscaped and open areas (collectively, “Common Areas”). The use of the Common Areas shall be for the non-exclusive use of Tenant and Tenant’s employees, agents, suppliers, customers and patrons, in common with Landlord and all other tenants of the Property and all such other persons to whom Landlord has previously granted, or may hereinafter grant, rights of usage; provided that such nonexclusive use shall be expressly subject to such reasonable rules and regulations which may be adopted by the Landlord from time to time, so long as such rules and regulations do not adversely affect Tenant’s use of the Premises and are uniformly enforced. Tenant shall not be entitled to use the Common Areas for storage of goods, vehicles, refuse or any other items. Landlord reserves the right to alter, modify, enlarge, diminish, reduce or eliminate the Common Areas from time to time in its sole discretion; provided, however, it does not unreasonably and materially interfere with Tenant’s use and occupancy of the Premises or access to and from the Premises. Landlord shall have the right to modify Common Areas, in order to implement new, necessary security measures; provided, however, it does not unreasonably and materially interfere with Tenant’s use and occupancy of the Premises or access to and from the Premises. If Tenant shall use any of the Common Areas for storage of any items, Tenant shall pay all fines imposed upon either Landlord or Tenant by any fire, building or other regulatory body, and Tenant shall pay all costs incurred by Landlord to clear and clean the Common Areas and dispose of such items, including but not limited to, a disposal fee of twenty-five dollars ($25.00) for each pallet or other container and fifty dollars ($50.00) for each drum, together with any additional costs for testing and special disposal, if required.

2.	TERM

2.1. Term. The term of the Lease shall be for ten (10) years and three (3) months beginning on the Commencement Date (“Term”), unless extended or sooner terminated pursuant to the terms of this Lease. If the last day of the Term shall fall on other than the last day of a calendar month, the Term shall be extended so as to end on the last day of such calendar month. The term “Lease Year” as used herein shall mean any 365-consecutive-day period beginning on the Commencement Date, or first day of the calendar month immediately following the Commencement Date if the Commencement Date falls on other than the first day of a calendar month, or any anniversary thereafter.

2.2. Commencement Date. The term “Commencement Date” as used herein shall mean the earlier of (i) the date the Premises are Ready For Occupancy (as defined in Exhibit “B” attached hereto), or (ii) the date that Tenant, or any person with the consent of Tenant, occupies all or any part of Premises for the purpose of conducting business.

3.	RENT

3.1. Rent. Rent shall be due and payable in lawful money of the United States in advance on the first day of each month after the Commencement Date. Tenant shall pay to Landlord as base rent (“Base Rent”) for the Premises (156,535 square feet, excluding the Basement Space), without notice or demand and without abatement, deduction, offset or set off, the sums set forth on Exhibit “A-1” attached hereto. Tenant shall not be responsible for paying Base Rent with respect to the Basement Space. Rent for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved. Once the Commencement Date has been determined and the measured square footage of the Premises determined, the Declaration of Lease Commencement attached as Exhibit “D” shall also have as an exhibit the foregoing Base Rent schedule with the actual dates inserted in lieu of the month numbers and the measured square footage used to calculate the actual Base Rent.

3.2. Place of Payment. All payments under this Lease to be made by Tenant to Landlord shall be made payable to, and mailed or personally delivered to Landlord at the following address or such other address(es) which Landlord may notify Tenant from time to time in writing: c/o Quadrelle Realty Services, One West Avenue, Larchmont, New York 10538.

3.3. Late Payment. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent (as defined in Paragraph 5.1.F. herein) pursuant to this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, if any installment of Rent or other payment under this Lease is not received by Landlord, on or before the fifth (5th) day of the month in which such Rent or other payment is due, Tenant shall pay a late charge equal to five percent (5%) of such overdue amounts. Tenant shall also be responsible for a service fee equal to fifty dollars ($50.00) for any check returned for insufficient funds together with such other costs and expenses as may be imposed by Landlord’s bank. The payment to and acceptance by Landlord of such late charge shall in no event constitute a waiver by Landlord of Tenant’s default with respect to such overdue amounts, nor prevent Landlord from exercising any of the other rights and remedies granted at law or equity or pursuant to this Lease.

3.4. Payment on Account. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent actually due hereunder shall be deemed to be other than a payment on account. No restrictive endorsement or statement on any check or any letter accompanying any check or payment shall be deemed to effect an accord and satisfaction or have any effect whatsoever. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law or in equity provided.

4.	SECURITY DEPOSIT

Upon execution of this Lease, Tenant shall pay to Landlord a security deposit for the faithful performance of Tenant’s obligations under this Lease in the amount of Fifty Thousand Dollars ($50,000.00) (“Security Deposit”). If Tenant fails to pay Rent or other charges due hereunder, or otherwise defaults under this Lease, beyond any applicable notice and cure period, Landlord may use, apply or retain all or a portion of the Security Deposit to compensate Landlord for the amount due by Tenant (including reasonable attorneys’ fees) under this Lease. If Landlord uses or otherwise applies all or any portion of the Security Deposit, Tenant shall restore such Security Deposit within ten (10) days of notice from Landlord. The Security Deposit shall be non-interest bearing and Landlord shall be entitled to retain such funds in its general accounts. The balance of the Security Deposit not applied or used by Landlord as permitted in this Paragraph shall be refunded to Tenant thirty (30) days after the later of (i) expiration or other termination of this Lease, and (ii) Tenant has vacated the Premises.

5.	ADDITIONAL RENT

5.1. Definitions.

A. “Additional Rent” shall mean Tenant’s Share of the Project Expenses and the Capital Repair Amortization Payment, if any, due pursuant to Paragraph 10 herein.

B. “Common Expenses” shall mean the aggregate amount of the total costs and expenses paid or incurred by Landlord in any way connected with or related to (i) the operation, repair and maintenance of the Common Areas, the Buildings and the Property, including, without limitation, electricity, gas, water, sewer and other utilities, trash removal, security, snow plowing, sanding, salting and shoveling snow, landscaping, mowing and weed removal, sweeping and janitorial services, on-site manager and employees and related expenses, office expenses, electrical, plumbing, sprinkler and HVAC repair and maintenance, alarm and sprinkler system testing, maintenance and repair, repair, resurfacing and restriping of all parking areas, loading and unloading areas, trash areas, roadways, driveways, walkways, common signage, painting of the Buildings and Property, fence and gate repair and maintenance, repair and replacement of all lighting facilities, and any and all other repairs and maintenance, and (ii) the furnishing of or contracting for any service generally provided to the tenants of the Property by Landlord, including, without limitation, managerial fees (at the rate of $1,000 per month), administrative expenses related to the Property (not exceed 5% of any construction or repair costs included as part of Common Expenses) and professional fees. Additionally, with respect to expenses related to capital replacements (“Capital Replacements”), such expenses shall be amortized over the useful life of the applicable replacement and only the annual amortized portion of the expenses for such Capital Replacements shall be included in the Common Expenses for each Lease Year. Capital Replacements shall specifically include the costs of resurfacing all parking areas, loading and unloading areas, trash areas, roadways, driveways and walkways as well as any cost for an individual repair or item that costs more than $20,000. Common Expenses shall be capped for the first Lease Year at $1.00 per square foot, and shall be capped, on a cumulative basis, at $1.50 per square foot beginning for the second Lease Year, with such cap increasing by two percent (2%) for each Lease Year thereafter. Notwithstanding the foregoing, the Common Expenses shall not include:

(i) the cost to initially construct the Buildings, including any additions thereto and any expansion thereof;

(ii) interest, late charges and penalties on any charges payable by Landlord;

(iii) costs which are reimbursed to Landlord by insurance proceeds and condemnation awards;

(iv) financing and refinancing costs, interest on debt or amortization payments on any mortgages encumbering all or any part of the Property;

(v) depreciation of the costs to initially construct the Buildings and Common Areas of the Property;

(vi) the cost of performing services which benefit any tenant if the same or similar services are not available to Tenant;

(vii) any and all expenses incurred in leasing space within the Property to tenants, including but not limited to legal fees, brokerage commissions, and advertising costs;

(viii) fees and expenses paid to attorneys with respect to eviction proceedings and other actions against any other tenant(s) of the Property;

(ix) salaries paid to persons other than those whose primary responsibility is the operation and/or management of the Property;

(x) costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority and defense of same;

(xi) costs and expenses incurred to the extent of work performed for or which Landlord is entitled to or receives reimbursement from any particular tenant or tenants (except the costs and expenses included as Common Expenses);

(xii) Landlord’s general corporate overhead and general and administrative expenses to the extent not included in the managerial fees or administrative expenses referenced above;

(xiii) fines, penalties, late payment charges, and costs incurred by Landlord due to violations of laws or permits by Landlord pertaining to the Property;

(xiv) costs or fines associated with the remediation or removal of any Hazardous Materials or Preexisting Contamination by Landlord from or about the Property;

(xv) cost of the initial “tap” fees in connection with connecting the Property to the public water supply;

(xvi) insurance increases attributable solely to any extra-hazardous uses made in the Property by Landlord or any other tenant; and

(xvii) the costs associated with the maintenance of the water tower and old sprinkler system water storage tank.

C. “Computation Year” shall mean each twelve (12) consecutive month period commencing January 1 of each year during the Term, provided that Landlord, upon notice to Tenant, may change the Computation Year from time to time to any other twelve (12) consecutive month period and, in the event of any such change, Tenant’s Share of Project Expenses shall be equitably adjusted for the Computation Years involved in any such change.

D. “Insurance Expenses” shall mean the aggregate amount of the cost of fire, extended coverage, boiler, sprinkler, commercial general liability, property damage, rent, earthquake, terrorism and other insurance obtained by Landlord in connection with the Property, including insurance required pursuant to Paragraph 14.1 hereof, and the commercially reasonable deductible portion of any insured loss otherwise covered by such insurance.

E. “Project Expenses” shall mean and include Taxes, Insurance Expenses and Common Expenses.

F. “Rent” or “rent” shall mean the total of all sums due to Landlord from Tenant hereunder, including but not limited to Base Rent, Additional Rent, Utilities, and all other fees and charges owed to Landlord as well as all damages, costs, expenses, and sums that Landlord may suffer or incur, or that may become due, by reason of any default of Tenant or failure by Tenant to comply with the terms and conditions of this Lease.

G. “Rentable Area of the Buildings” shall mean 263,326 agreed square feet.

H. “Rentable Area of the Premises” shall mean 156,535 agreed square feet comprised of the Shop Space, the Non-Shop Space and the Out Building, but excluding the Basement Space.

I. “Taxes” shall mean all taxes, assessments and charges levied upon or with respect to the Property or any personal property of Landlord used in the operation thereof, or Landlord’s interest in the Property or such personal property. Taxes shall include, without limitation, all general real property taxes and general and special assessments, occupancy taxes, commercial rental taxes, charges, fees or assessments for transit, housing, police, fire or other governmental services or purported benefits to the Property, service payments in lieu of taxes, and any tax, fee or excise on the act of entering into any lease for space in the Property, or on the use or occupancy of the Property or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Property that are now or hereafter levied or assessed against Landlord by the United States of America, the state in which the Property is located, or any political subdivision, public corporation, district or other political or public entity, whether due to increased rate and/or valuation, additional improvements, change of ownership, or any other events or circumstances, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for or as an addition to, as a whole or in part, any other Taxes whether or not now customary or in the contemplation of the parties on the date of this Lease. Taxes shall not include franchise, transfer, inheritance or capital stock taxes or income taxes measured by the net income of Landlord from all sources unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for or as an addition to, as a whole or in part, any other tax that would otherwise constitute a Tax. Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Taxes, so long as Landlord has a reasonable basis for instituting such proceedings. If any Taxes are specially assessed by reason of the occupancy or activities of one or more tenants and not the occupancy or activities of the Tenants as a whole, such Taxes shall be allocated by Landlord to the tenant or tenants whose occupancy or activities brought about such assessment. If there is a special assessment that is included within the definition of Taxes herein, and such assessment may be paid in periodic installments, Tenant shall be responsible only for those portions of installments relating to the period included within the Term. Landlord acknowledges that Tenant and Landlord desire to seek tax abatement for the Premises (“Tax Abatement”). In connection therewith, Landlord shall cooperate with Tenant in seeking such Tax Abatement for the Premises and the allocation of all such Tax Abatement to Tenant’s tax liability hereunder. To the extent required by the applicable municipality, the parties shall amend this Lease to conform to the Tax Abatement requirements provided that such requirements do not expand the liabilities of Landlord or other tenants of the Property for Taxes hereunder and subject to the approval of any lender with a mortgage lien on the Property.

J. “Tenant’s Share” shall mean 57.3% computed by dividing the Rentable Area of the Premises by the Rentable Area of the Buildings. In the event that either the Rentable Area of the Premises or the Rentable Area of the Buildings is changed, Tenant’s Share will be appropriately adjusted by Landlord. For purposes of the Computation Year in which such change occurs, Tenant’s Share shall be determined on the basis of the number of days during such Computation Year at each such percentage. Notwithstanding the foregoing, until such time as another tenant or Landlord occupies any portion of the Buildings, (i) Tenant shall be responsible for one hundred percent (100%) of the cost of all variable Common Expense, such as electricity (excluding any electricity associated with the water tower or the cell towers located thereon), gas, water, sewer and other utilities, trash removal, security, snow plowing, sanding, salting and snow removal, landscaping, mowing and weed removal, and (ii) Tenant, at Tenant’s option and upon prior notice to Landlord, may assume direct responsibility and payment for all variable Common Expenses. In addition to the foregoing, Landlord shall reimburse Tenant for the cost of any utilities actually used by Landlord to heat or light any vacant portions of the Buildings, such reimbursement to be determined as set forth in Paragraph 9 herein.

5.2. Payments. In addition to Base Rent, and beginning on the Commencement Date, Tenant shall pay to Landlord, monthly, in advance, one-twelfth (1/12) of the Additional Rent due for each Computation Year, in an amount estimated by Landlord and billed by Landlord to Tenant (“Estimated Expenses”). At the request of Tenant, Landlord shall provide reasonable documentation related to Landlord’s determination of the Estimated Expenses. Landlord shall have the right to reasonably revise such estimates from time to time and to adjust Tenant’s monthly payments accordingly. If either the Commencement Date or the expiration of the Term shall occur on a date other than the first or last day of a Computation Year respectively, the Additional Rent for such Computation Year shall be in the proportion that the number of days the Lease was in effect during such Computation Year bears to 365. With reasonable promptness after the expiration of each Computation Year, but in no event later than six (6) months after the end of the Computation Year, Landlord shall furnish Tenant with a statement of the actual expenses (“Actual Expenses”), setting forth in reasonable detail the Project Expenses for such Computation Year, and Tenant’s Share of such Project Expenses. If the actual Project Expenses for such Computation Year exceed the estimated Project Expenses paid by Tenant for such

Computation Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Project Expenses within thirty (30) days after the receipt of Landlord’s Expense Statement. If the total amount paid by Tenant for any such Computation Year shall exceed the actual Project Expenses for such Computation Year, such excess shall be credited against the next installments of Additional Rent due from Tenant to Landlord hereunder, or upon the expiration or earlier termination of this Lease, paid to Tenant within thirty (30) days of delivery of the Expense Statement. Neither Landlord’s failure to deliver, nor late delivery of, the Estimated or Actual Expenses shall constitute a default by Landlord hereunder or a waiver of Landlord’s right to collect any payment provided for herein.

5.3. Intentionally Deleted.

5.4. Disputes. If there is any dispute as to any Additional Rent due under this Paragraph 5 for any particular Computation Year, Tenant shall have the right during the six (6) month period following Tenants receipt of the Actual Expenses for such disputed Computation Year (“Audit Period”), upon reasonable notice and at reasonable times, to inspect Landlord’s accounting records at Landlord’s accounting office. Tenant’s failure to provide Landlord with notice of any dispute as to Additional Rent during the Audit Period, shall constitute a waiver by Tenant to dispute or audit the Additional Rent, or any component thereof, for such Computation Year. If after such inspection Tenant still disputes such Additional Rent, upon Tenant’s written request therefore, a certification as to the proper amount of Project Expenses and the amount due to or payable by Tenant shall be made by an independent accounting firm selected by Landlord and Tenant. If Landlord and Tenant are unable to agree upon an accounting firm, Landlord and Tenant shall each select an accounting firm and the two (2) firms so selected shall select a third firm which shall make the certification requested hereunder. Such certification shall be final and conclusive as to all parties. Notwithstanding the foregoing, in no event shall Tenant be entitled to withhold payment of Additional Rent during the certification process and Tenant shall remain obligated to pay all Additional Rent due as otherwise set forth in this Lease. In the event Tenant shall prevail in the certification process, Landlord, at its election, shall either promptly refund any excess Additional Rent payments to Tenant or shall apply such excess as a credit against future Additional Rent due from Tenant. Should the parties obtain a certification, or otherwise agree to compromise the amount in dispute, they shall each pay their proportionate amount of the cost of obtaining the certification in the same percentage as the final certification or compromise amount relates to each parties initial assertion. For example, if Landlord claims Tenant owes $20.00 and Tenant asserts that only $10.00 is due, and the parties ultimately agree on $15.00, each party shall be responsible for paying 50% of the costs of obtaining the certification, if the parties ultimately agree on $18.00, Landlord shall be responsible for 20% and Tenant shall be responsible for 80% of the costs of obtaining the certification.] Tenant shall notify Landlord of any disputes with respect to Additional Rent within one (1) year from Tenant’s receipt of such Actual Expenses as set forth herein; thereafter any Actual Expenses which have not been timely disputed shall be deemed approved by Tenant.

6.	PARKING

Landlord shall maintain and operate, or cause to be maintained and operated a minimum of three hundred (300) automobile parking facilities (“Parking Facilities”) and ten (10) trailer staging spaces for Tenant’s exclusive use at no additional charge to Tenant, all as identified on Exhibit A-2 attached hereto. Landlord shall have the right to relocate such Parking Facilities to another location in Landlord’s reasonable discretion to facilitate development of the Property, so long as such relocation does not materially interfere with Tenant’s use of and access to the Premises. All vehicles located on or about the Premises shall be licensed and insured at all times and shall be in operable condition. NOTWITHSTANDING ANYTHING CONTAINED IN THIS LEASE TO THE CONTRARY, TENANT ACKNOWLEDGES AND AGREES THAT IT SHALL USE ANY PARKING FACILITIES AT ITS SOLE RISK AND THAT, SUBJECT TO PARAGRAPH 15.2 HEREIN, LANDLORD SHALL HAVE NO RESPONSIBILITY TO PREVENT, AND SHALL NOT BE LIABLE TO TENANT OR ANY TENANT REPRESENTATIVES FOR, DAMAGES OR INJURIES TO PERSONS OR PROPERTY PARKED OR OTHERWISE LOCATED ON OR ABOUT THE PREMISES.

7.	PERMITTED USES

Tenant shall use and occupy the Premises throughout the term of the Lease for light manufacturing and warehousing and uses customarily associated therewith and for no other purpose; in particular no use shall be made or permitted to be made of the Premises, nor acts done which will increase the existing rate of insurance upon the Buildings, or cause a cancellation of any insurance policy covering the Buildings, or any part thereof, nor shall Tenant sell, or permit to be kept, used, or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Tenant shall comply with all laws, ordinances, rules, regulations and codes of all municipal, county, state and federal authorities pertaining to Tenant’s operation of its business within the Premises. Tenant shall not commit, or suffer to be committed, any waste upon the Premises or any public or private nuisance, or other act or thing which disturbs the quiet enjoyment of any other tenant in the Buildings. Tenant shall also specifically not permit the storage of tires, flammable products, batteries, fertilizer, charcoal or any other similar items that cause objectionable odors to escape or be emitted from the Premises; Tenant shall insure sanitation and freedom from odor, smell and infestation from rodents or insects. Tenant, at its expense, shall provide (and enclose if required by codes) a dumpster or dumpsters for Tenant’s trash in a location and manner reasonably approved by Landlord, and shall cause its trash to be removed at intervals reasonably satisfactory to Landlord. In connection therewith, Tenant shall keep the dumpster(s) clean and insect, rodent and odor free.

8.	ENVIRONMENTAL COMPLIANCE/HAZARDOUS MATERIALS

8.1. Definitions. “Hazardous Materials” shall mean any (i) material, substance or waste that is or has the characteristic of being hazardous, toxic, ignitable, reactive, flammable, explosive, radioactive, mutagenic or corrosive, including, without limitation, petroleum, or any petroleum derivative, solvents, heavy metals, acids, pesticides, paints, printing ink, PCBs, asbestos, materials commonly known to cause cancer or reproductive problems and those materials, substances and/or wastes, including wastes which are or later become regulated by any local governmental authority, the state in which the Premises are located or the United States Government, including, but not limited to, substances defined as “hazardous substances,” “hazardous materials,” “toxic substances” or “hazardous wastes” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §1801, et seq.; the Resource Conservation and Recovery Act; all environmental laws of the state where the Property is located, and any other environmental law, regulation or ordinance now existing or hereinafter enacted, (ii) any other substance or matter which results in liability to any person or entity from exposure to such substance or matter under any statutory or common law theory, and (iii) any substance or matter which is in excess of relevant and appropriate levels set forth in any applicable federal, state or local law or regulation pertaining to any hazardous or toxic substance, material or waste, or for which any applicable federal, state or local agency orders or otherwise requires removal, remediation or treatment. “Hazardous Materials Laws” shall mean all present and future federal, state and local laws, ordinances and regulations, prudent industry practices, requirements of governmental entities and manufacturer’s instructions relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any Hazardous Materials, including without limitation the laws, regulations and ordinances referred to in the preceding sentence.

8.2. Use of Premises by Tenant. Tenant hereby agrees that Tenant and Tenant’s officers, employees, representatives, agents, consultants, contractors, subcontractors, successors, assigns, subtenants, concessionaires, invitees and any other occupants of the Premises (for purposes of this Paragraph 8, referred to collectively herein as “Tenant Representatives”) shall not knowingly cause or permit any Hazardous Materials to be used, generated, manufactured, refined, produced, processed, stored or disposed of, on, under or about the Premises or the Property or transport to or from the Premises or the Property without the express prior written consent of Landlord, except only (i) Hazardous Materials contained in products used by Tenant for ordinary cleaning and office purposes at the Premises, and (ii) Hazardous Materials contained in inventory items to be stored at the Premises and as listed on Exhibit “C” attached hereto (collectively, “Approved Hazardous Materials”). Landlord may place such conditions as Landlord deems reasonably appropriate with respect to such Hazardous Materials, including without limitation, rules, regulations and safeguards as may be required by any insurance carrier, environmental consultant or lender of Landlord, or environmental consultant retained by any lender of Landlord, and may further require that Tenant demonstrate to Landlord that such Hazardous Materials will be generated, stored, used and disposed of in a manner that complies with all Hazardous Materials Laws regulating such Hazardous Materials and with good business practices. Tenant understands that Landlord may utilize an environmental consultant to assist in determining conditions of approval and monitoring in connection with the presence, storage, generation or use of Hazardous Materials on or about the Premises by Tenant, and Tenant agrees that any costs reasonably incurred by Landlord in connection with any such environmental consultant’s services shall be reimbursed by Tenant to Landlord as Additional Rent upon demand, provided that Landlord has a reasonable basis for engaging such environmental consultant. Unless approved in writing by Landlord, Tenant shall not be entitled to utilize any Hazardous Materials in the Premises, except any Approved Hazardous Materials. In connection with the use of Hazardous Materials by Tenant approved by Landlord, Tenant shall at its own expense procure and maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for the storage or use by Tenant or any of Tenant’s Representatives of Hazardous Materials on the Premises or the Property, including without limitation, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Premises or the Property with all required permits.

8.3. Remediation. If at any time during the Term any contamination of the Premises or the Property by Hazardous Materials shall occur where such contamination is caused by the act or omission of Tenant or Tenant’s Representatives (“Tenant’s Contamination”), then Tenant, at Tenant’s sole cost and expense, shall promptly and diligently remove such Hazardous Materials from the Premises, the Property or the groundwater underlying the Premises or the Property to the extent required to comply with applicable Hazardous Materials Laws to restore the Premises or the Property to the same or better condition which existed before the Tenant’s Contamination. Tenant shall not take any required remedial action in response to any Tenant’s Contamination in or about the Premises or the Property, or enter into any settlement agreement, consent, decree or other compromise in respect to any claims relating to any Tenant’s Contamination without first obtaining the prior written consent of Landlord, which may be subject to conditions imposed by Landlord as determined in Landlord’s sole discretion, provided, however, Landlord’s prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under or about the Premises or the Property (i) poses an immediate threat to the health, safety or welfare of any individual or (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord’s consent before taking such action. Tenant and Landlord shall jointly prepare a remediation plan in compliance with all Hazardous Materials Laws and the provisions of this Lease. In addition to all other rights and remedies of the Landlord hereunder, if Tenant does not promptly and diligently take all steps to prepare and obtain all necessary approvals of a remediation plan for any Tenant’s Contamination, and thereafter commence the required remediation of any Hazardous Materials released or discharged in connection with Tenant’s Contamination within thirty (30) days after all necessary approvals and consents have been obtained and thereafter continue to prosecute such remediation to completion in accordance with an approved remediation plan, then Landlord, at its sole discretion, shall have the right, but not the obligation, to cause such remediation to be accomplished, and Tenant shall reimburse Landlord within fifteen (15) business days of Landlord’s demand for reimbursement of all amounts reasonably paid by Landlord (together with interest on such amounts at the highest lawful rate until paid), when such demand is accompanied by reasonable proof of payment by Landlord of the amounts demanded. Tenant shall promptly deliver to Landlord, legible copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises or the Property as part of Tenant’s remediation of any Tenant’s Contamination.

8.4. Disposition of Hazardous Materials. Except as discharged into the sanitary sewer in strict accordance and conformity with Paragraph 8.2 herein and all applicable Hazardous Materials Laws, Tenant shall cause any and all Hazardous Materials removed from the Premises and the Property (including without limitation all Hazardous Materials removed from the Premises as part of the required remediation of Tenant’s Contamination) to be removed and transported solely by duly licensed haulers to duly licensed facilities for recycling or final disposal of such materials and wastes. Tenant is and shall be deemed to be the “operator” “in charge” of Tenant’s “facility” and the “owner,” as such terms are used in the Hazardous Materials Laws, of all Hazardous Materials and wastes generated by or resulting from acts or omissions of Tenant or Tenant’s Representatives. Tenant shall be designated as the “generator,” as such term is used in the Hazardous Materials Laws, on all manifests relating to such Hazardous Materials or wastes generated by Tenant or Tenant’s Representatives.

8.5. Notice of Hazardous Materials Matters. Tenant shall immediately notify Landlord in writing of: (i) any enforcement, clean up, removal or other governmental or regulatory action instituted concerning the Premises pursuant to any Hazardous Materials Laws; (ii) any claim made by any person against Tenant or the Premises relating to damage contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials on or about the Premises; (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in or removed from the Premises including any complaints, notices, warnings or asserted violations in connection therewith, all upon receipt by Tenant of actual knowledge of any of the foregoing matters; and (iv) any spill, release, discharge or disposal of any Hazardous Materials in, on or under the Premises, the Property, or any portion thereof by Tenant or Tenant’s Representatives. Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant’s use thereof.

8.6. Landlord’s Representations and Warranties. Except as disclosed in the Phase I and Phase II Environmental Reports prepared by Hull and Associates previously delivered by Landlord to Tenant, Landlord warrants and represents that, to the best of its knowledge, (i) no portion of the Premises, including the soil, groundwater and soil vapor, contain any Hazardous Materials, (ii) Landlord is not subject to any existing investigation by any governmental authority under any Environmental Laws, (iii) any handling, transportation, storage, treatment, or use of Hazardous Materials that has occurred on the Premises to date by or behalf of Landlord has been in compliance with all Environmental Laws, and (iv) no leak, spill, release, discharge, emission or disposal of Hazardous Materials has occurred on the Premises since the date of Landlord’s acquisition of its fee title interest therein.

8.7. Limitation On Tenant’s Liability. Notwithstanding anything to the contrary in this Paragraph 8, Tenant shall have no liability of any kind to Landlord as to Hazardous Materials on the Premises or the Property, used or stored, caused, controlled, or managed by: (i) Landlord, its agents, employees, contractors, invitees or other tenants; or (ii) any person or entity located outside of the Premises (including, without limitation, the migration or leaching of Hazardous Materials from outside the Premises on or onto the Premises); or (iii) prior to Tenant’s occupancy of the Premises or subsequent to Tenant’s vacation of the Premises.

8.8. Landlord’s Remediation Covenant. If Hazardous Materials are hereafter discovered on the Property during the Term, and the presence of such Hazardous Materials is not the result of either Tenant’s use of the Premises or any act or omission of Tenant or Tenant’s Representatives, and the presence of such Hazardous Materials results in any contamination of the Property that materially and adversely affects Tenant’s operation within the Premises and requires remediation under applicable Environmental Laws, then Landlord shall promptly, at its sole expense, take all actions or cause such actions to be taken as are necessary to remediate such Hazardous Materials and as may be required by applicable Environmental Laws. Rent shall be equitably adjusted if and to the extent and during any period in which the Premises are unsuitable for Tenant’s normal business operations as a result of such contamination or Landlord’s remediation activities.

8.9. Indemnification by Tenant. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord, and each of Landlord’s employees, representatives, agents, attorneys, successors and assigns, and its directors, officers, partners, representatives, any lender having a lien on or covering the Premises or any part thereof, and any entity or person named or required to be named as an additional insured in Paragraph 14.2 of this Lease, free and harmless from and against any and all claims, actions (including, without limitation, the cost of reasonable investigation and testing, reasonable consultant’s and attorney’s fees, remedial and enforcement actions of any kind, administrative (informal or otherwise) or judicial proceedings and orders or judgments arising therefrom), causes of action, liabilities, penalties, forfeitures, damages (including, but not limited to, damages for the loss or restriction or use of rentable space or any amenity of the Premises or the Property, or damages arising from any adverse impact on marketing of space in the Premises or the Property), diminution in the value of the Premises or the Property, fines, injunctive relief, losses or expenses (including, without limitation, reasonable attorneys’ fees and costs) or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly by (i) any Tenant’s Contamination, (ii) Tenant’s or Tenant’s Representatives failure to comply with any Hazardous Materials Laws with respect to the Premises, or (iii) offsite disposal or transportation of Hazardous Materials on, from, under or about the Premises or the Property by Tenant or Tenant’s Representatives. Tenant’s obligations hereunder shall include without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, clean up or detoxification or decontamination of the Premises, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith.

8.10. Indemnification by Landlord. Notwithstanding anything in this Lease to the contrary Landlord shall be responsible for any and all remediation, response or corrective action required by any local, state or federal agencies necessary to contain and/or remediate any environmental contamination on the site existing as of the date hereof

(“Preexisting Contamination”). Landlord shall indemnify, defend (by counsel reasonably acceptable to Tenant), protect, and hold Tenant, and each of Tenant’s employees, representatives, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, actions, causes of action (including, without limitation, remedial and enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising therefrom), liabilities, penalties, forfeitures, losses or expenses (including, without limitation, reasonable attorneys’ fees and costs) or death of or injury to any person or damage to any property whatsoever, to the extent arising from or caused in whole or in part, directly or indirectly by any contamination caused by Landlord in violation of a Hazardous Material Law. Landlord’s obligations hereunder shall include without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, clean up or detoxification or decontamination of the Premises, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith. This indemnity shall be specifically limited to affirmative acts of Landlord, and shall not include the acts or omissions of any other tenants of the Property or other persons.

8.11. Tenant Certifications. Within ninety (90) days prior to the expiration of the Term, Tenant shall certify to Landlord in writing that, to the best of its knowledge, (i) the Premises is free from all Hazardous Materials caused by Tenant or Tenant’s Representatives, and (ii) no such Hazardous Materials exist on, under or about the Premises other than as specifically identified to Landlord by Tenant in writing. If Landlord reasonably believes that such certification is inaccurate, or if an environmental report is required by law, Landlord shall give notice to Tenant within thirty (30) days after receipt of Tenant’s certification that Tenant shall have the Premises thoroughly inspected by an environmental consultant acceptable to Landlord for purposes of determining whether the Premises is free from all Hazardous Materials. If Landlord fails to timely give such notice, the requirement for an environmental inspection report is not required of Tenant unless such report is otherwise required by Tenant under this Paragraph 8. Landlord’s failure to request an environmental inspection report shall in no way alter, abridge or limit Tenant’s indemnity obligation hereunder. Tenant shall deliver to Landlord a copy of the environmental consultant’s report forty-five (45) days prior to the expiration of the Lease. In the event the report discloses the existence of any Hazardous Materials caused by Tenant or Tenant’s Representative, which requires any clean up or any other form of response (collectively “Clean up”), Tenant shall perform such immediately and deliver the Premises with the conditions specified in the report “cleaned up”, to the full satisfaction of Landlord. In the event the conditions specified in the report require Clean up which cannot be completed prior to the expiration of the Term, Tenant shall be obligated to pay Landlord the rent hereunder, as adjusted, for each day delivery of the Premises in the required condition to Landlord is delayed beyond the expiration of the Term in addition to the Clean up costs.

8.12. Exclusivity. The allocations of responsibility between, obligations and liabilities undertaken by, and indemnifications given by Landlord and Tenant under this Paragraph 8, shall be the exclusive provisions under this Lease, applicable to the subject matter treated in this Paragraph 8, and any other conflicting or inconsistent provisions contained in this Lease shall not apply with respect to the subject matter.

8.13. Compliance with Environmental Laws. Tenant shall at all times and in all respects comply with all Hazardous Materials Laws relating to the handling, use, generation, manufacturing, refining, production, processing, storage, disposal, transportation and remediation of any and all Hazardous Materials in or about the Premises and the Property. All reporting obligations imposed by Hazardous Materials Laws with regard to Tenant or Tenant’s Representatives acts or omissions are strictly the responsibility of Tenant. Tenant and Landlord have been informed that certain judicial decisions have held that, notwithstanding the specific language of a lease, courts may impose the responsibility for complying with legal requirements and for performing improvements, maintenance and repairs on a landlord or tenant based on the court’s assessment of the parties’ intent in light of certain equitable factors. Tenant and Landlord have each been advised by their respective legal counsel about the provisions of this Lease allocating responsibility for compliance with laws and for performing improvements, maintenance and repairs between Tenant and Landlord. Tenant and Landlord expressly agree that the allocation of responsibility for compliance with laws and for performing improvements, maintenance and repairs set forth in this Lease represents Tenant’s and Landlord’s intent with respect to this issue.

8.14. Survival and Duration of Obligations. All covenants, representations, warranties, obligations and indemnities made or given under this Paragraph 8 shall survive the expiration or earlier termination of this Lease.

9.	UTILITIES

Tenant shall pay all service charges and utility deposits and fees, for water, electricity, sewage, janitorial, trash removal, gas, telephone, pest control and any other utility services furnished to the Premises and the improvements on the Premises during the entire Term of this Lease (“Utilities”). Tenant shall pay for all Utilities in addition to Rent. Landlord shall not be liable for any loss or damage resulting from an interruption of any of the Utility services. Except as may be set forth in Exhibit “B” for Tenant Improvements, or as otherwise determined by Landlord, Landlord may elect to separately meter each of the Utilities at Landlord’s expense. During all periods that tenant is the sole occupant of the Buildings, Tenant shall be solely responsible for the payment of all Utilities related to the Property. Beginning on the Commencement Date, and continuing until such time as another tenant occupies any portion of the Buildings, all Utilities for the Property shall be in the name of Tenant. At such time as another tenant occupies any portion of the Buildings, Landlord shall have the electrical and gas service submetered and shall transfer the water and sewer services to Landlord’s name and Tenant shall pay to Landlord, as Additional Rent, its share of the cost of such services, as reasonably determined by Landlord. If any Utilities are not separately metered, Landlord shall have the right to determine Tenant’s consumption by submetering, survey or other methods designed to measure consumption with reasonable accuracy.

10.	REPAIRS BY LANDLORD

Landlord shall, at its expense, maintain only the roof (including roof membrane and frame), foundations and structural soundness of the exterior walls of the Buildings (exclusive of all glass and exclusive of all exterior doors) in good repair. In addition, Landlord shall be responsible for the capital replacement of any portion of the fire suppression system or the HVAC system located in the Premises as may be required to maintain such systems in good working order as reasonably determined by Landlord (“Capital Replacement”). In the event that Landlord undertakes a Capital Replacement, all costs related thereto shall be amortized over the useful life of such replacement and Tenant shall reimburse Landlord the monthly portion of such amortized cost as a part of Additional Rent (“Capital Replacement Amortization Payment”). The foregoing maintenance and capital replacement obligations of Landlord specifically exclude repairs or replacements rendered necessary by the negligence or intentional acts of Tenant, its employees, invitees or representatives which shall be repaired or replaced by Tenant. Landlord shall maintain the grounds surrounding the Buildings, including paving, snow removal, the mowing of grass, care of shrubs and general landscaping as part of the Common Expenses set forth herein. Tenant shall promptly report in writing to Landlord any condition known to Tenant to be defective which Landlord is required to repair. Landlord shall be required to commence such repairs within a reasonable period of time from receipt of Tenant’s notice.

11.	REPAIRS BY TENANT

Tenant accepts the Premises in its present “As-Is” condition (except for the Tenant Improvements which are the responsibility of Landlord, if any, set forth in Exhibit “B”) and specifically acknowledges that the Premises is suited for the uses intended by Tenant. Tenant shall at its own cost and expense keep and maintain the Premises (including, once Substantially Completed, the Tenant Improvements, if any, set forth in Exhibit “B”) in good order and repair, promptly making all necessary repairs and replacements, including, but not limited to, all equipment and facilities and components thereof within the Premises, fixtures, walls (interior), finish work, ceilings, floors, lighting fixtures, bulbs and ballasts, utility connections and facilities within the Premises, windows, glass, doors, and plate glass, downspouts, gutters, air conditioning and heating systems, truck doors, dock levelers, bumpers, seals and enclosures, cranes, rail systems (if any), plumbing, electrical, termite and pest extermination, and damage to Common Areas caused by Tenant, excluding only those repairs or Capital Replacements expressly required to be made by Landlord hereunder. Tenant, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Tenant shall be responsible for all testing (as required by applicable law, but not less often than annually), maintenance and repair of the alarm and fire suppression system, and shall provide Landlord with copies of all testing results. Tenant shall maintain, and shall provide Landlord with proof thereof, an annual service maintenance contract for the HVAC system in a form and with a contractor reasonably satisfactory to Landlord. Tenant’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair, excepting, however, any Capital Replacements required to be made by Landlord hereunder. Tenant shall be permitted to implement its own reasonable security measures in the Premises, subject to prior approval by

Landlord. Any security implemented by Tenant shall not interfere with the Building’s security. Notwithstanding anything to the contrary herein, Tenant acknowledges and agrees that it shall be solely responsible for providing adequate security for its premises, trucks and containers, and its use of the Property and Premises thereof. Landlord shall have no responsibility to prevent, and shall not be liable to tenant, its agents, employees, contractors, visitors or invitees, for losses due to theft, burglary or other criminal activity, or for damages or injuries to persons or property resulting from Tenant’s storage of trucks and containers on the Premises, from persons gaining access to the Premises or any part of the Property, and Tenant hereby releases Landlord and its agents and employees from all liabilities for such losses, damages or injury, regardless of the cause thereof.

12.	TENANT’S TAXES AND ASSESSMENTS

Tenant covenants and agrees to pay promptly, when due, all personal property taxes or other taxes and assessments levied and assessed by any governmental authority upon the removable property of Tenant in, upon or about the Premises.

13.	ALTERATION OF PREMISES

Tenant shall not alter or change the Premises at a cost in excess of $25,000.00 (“Tenant Repairs”) without the prior written consent of Landlord which shall not be unreasonably withheld, provided, however, that (i) such alterations are non-structural in nature, and (ii) Tenant provides Landlord prior written notice of its intent to make such alterations together with plans and specifications for the same. All alterations, improvements or changes shall remain a part of and be surrendered with the Premises, unless Landlord directs its removal at the time Tenant requests Landlord’s consent for such alteration.

14.	INSURANCE

14.1. Landlord’s Insurance. Landlord shall maintain in full force and effect throughout the entire term of this Lease general comprehensive liability insurance for the Buildings and common areas and general fire and extended coverage insurance, including vandalism and special form or such other or broader coverage as may from time to time be customary on the Buildings and the common areas and other areas of land within which the Buildings are located in such amounts determined by Landlord. Copies of all such insurance policies or certificates thereof endorsed to show payment of the premium shall be available for inspection by Tenant and such policies and certificates shall show Landlord and the beneficiary of any mortgage or deed of trust on the Premises to be additional insureds as their interests may exist (or a mortgagee loss payable endorsement). Such insurance may be provided by a blanket insurance policy covering the Premises, so long as the coverage on the Premises is at all times at least as great as required by this Paragraph. The insurance obtained by Landlord under this Paragraph shall constitute an item of “Common Expenses” under Paragraph 5.1.B.

14.2. Tenant’s Insurance. Tenant agrees to take out and keep in force during the term hereof, without expense to Landlord, with an insurance company with general policy holder’s rating of not less than A-VII, as rated in the most current Best’s Insurance Reports, or other company acceptable to Landlord, the policies of insurance as set forth below. Tenant shall be permitted to obtain the insurance required under this Paragraph 14 by providing a blanket policy of insurance only if such blanket policies expressly provide coverage to the Premises and the Landlord as required by this Lease without regard to claims made under such policies with respect to other persons or properties and in such form and content reasonably acceptable to Landlord. All such insurance policies shall be on an occurrence basis and not a claims-made basis, contain a standard separation of insureds provision, and shall name Landlord, its property manager Quadrelle Realty Services, LLC (or such other property manager selected by Landlord), and their respective agents and employees as additional insureds on a primary and non-contributory basis, as reasonably required by Landlord.

A. Causes of Loss – Special Form property insurance, in an amount not less than one hundred percent (100%) of replacement cost covering all tenant improvements, betterments and alterations permitted under this Lease, floor and wall coverings, and Tenant’s office furniture, business and personal trade fixtures, equipment, furniture system and other personal property from time to time situated in the Premises. Such property insurance shall include a replacement cost endorsement, providing protection against any peril included within the classification fire and extended coverage, sprinkler damage, vandalism, malicious mischief, and such other additional perils as covered in a cause of loss (special form) insurance policy. The proceeds of such insurance shall be used for the repair and replacement of the property so insured, except that if not so applied or if this Lease is terminated following a casualty, the proceeds applicable to the leasehold improvements shall be paid to Landlord and the proceeds applicable to Tenant’s personal property shall be paid to Tenant;

B. Commercial general liability insurance, in the name of Tenant, insuring against any liability from the use and occupancy of the Premises and the business operated by Tenant. All such policies shall be written to apply to all bodily injury or death, property damage and personal injury losses, and shall include blanket contractual liability (including Tenant’s indemnity obligations under this Lease), broad form property damage liability, premise-operations and products-completed operations and shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke or fumes from hostile fire, a contractual liability endorsement, and provide primary coverage to Landlord (any insurance policy issued to Landlord providing duplicate or similar coverage shall be deemed to be excess over Tenant’s policies), in such amounts as may from time to time be customary with respect to similar properties in the same area, but in any event not less than $1,000,000.00 per occurrence, with a $20,000,000 umbrella policy (or such other amounts as may be required by Landlord). The amounts of such insurance required hereunder shall be adjusted from time to time as requested by Landlord based upon Landlord’s determination as to the amounts of such insurance generally required at such time for comparable premises and buildings in the general geographical area of the Premises. In addition, such policy of insurance shall include coverage for any potential liability arising out of or because of any construction, work of repair, maintenance, restoration, replacement, alteration, or other work done on or about the Premises by or under the control or direction of Tenant;

C. Workers Compensation insurance as required by the state law applicable in the state in which the Premises is located with Employers Liability insurance with limits of not less than $1,000,000.00; and

D. Business automobile liability insurance covering owned, hired and non-owned vehicles with limits of not less than $1,000,000.00 combined single limit (bodily injury and property damage) per occurrence.

14.3. Certificates of Insurance. All policies of insurance set forth in Paragraph 14.2 above, shall provide that copies of the policies or certificates thereof showing the premium thereon to have been paid, shall be delivered to Landlord and to Quadrelle Realty Services, LLC, One West Avenue, Larchmont NY 10538 (or such other property manager designated by Landlord), prior to the Commencement Date and thereafter fifteen (15) days prior to each renewal date. All such policies shall provide that they shall not be canceled nor coverage reduced by the insurer without first giving at least thirty (30) days prior written notice to Landlord. If Tenant fails to procure and keep in force such insurance, Landlord may procure it, and the cost thereof with interest at the maximum lawful rate shall be payable immediately by Tenant to Landlord as additional rent. Such insurance may be provided by a blanket insurance policy covering the Premises, so long as the coverage on the Premises is at all times at least as great as required by this Paragraph 14.

14.4. Contractors’ Insurance. If Tenant permits or causes any construction, work of repair, maintenance, restoration, replacement, alteration, or other work to be done on or about the Premises by any independent contractor or other person, then Tenant shall cause such independent contractor or other person to take out and keep in force, throughout the period during which such independent contractor or other person performs any work on the Premises, without expense to Landlord, the policies of insurance as set forth below. All such policies shall be provided by an insurance company with general policy holder’s rating of not less than A-VII, as rated in the most current Best’s Insurance Reports, or other company acceptable to Landlord. All such insurance policies shall be on an occurrence basis, and shall name Landlord, its property manager Quadrelle Realty Services, LLC (or such other property manager selected by Landlord), Tenant, and their respective agents and employees as additional insureds on a primary and non-contributory basis. All policies of insurance set forth in this Paragraph 14.4 shall provide that copies of the policies or certificates thereof showing the premium thereon to have been paid, shall be delivered to Landlord and to Quadrelle Realty Services, LLC, One West Avenue, Larchmont NY 10538 (or such other property manager designated by Landlord), prior to the date on which such independent contractor or other person commences work on the Premises and thereafter fifteen (15) days prior to each renewal date. All such policies shall provide that they shall not be canceled nor coverage reduced by the insurer without first giving at least thirty (30) days prior written notice to Landlord. If Tenant fails to cause such any independent contractors or other person performing work on the Premises to procure and keep in force such insurance, Landlord may procure it, and the cost thereof with interest at the maximum lawful rate shall be payable immediately by Tenant to Landlord as additional rent.

A. Commercial general liability insurance, in the name of Tenant, insuring against any liability from the use and occupancy of the Premises and the business operated by Tenant. All such policies shall be written to apply to all bodily injury or death, property damage and personal injury losses, and shall include blanket contractual liability (including Tenant’s indemnity obligations under this Lease), broad form property damage liability, premise-operations and products-completed operations and shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke or fumes from hostile fire, a contractual liability endorsement, and provide primary coverage to Landlord (any insurance policy issued to Landlord providing duplicate or similar coverage shall be deemed to be excess over Tenant’s policies), in such amounts as may from time to time be customary with respect to similar properties in the same area, but in any event not less than $2,000,000.00 per occurrence (or such other amounts as may be required by Landlord). The amounts of such insurance required hereunder shall be adjusted from time to time as reasonably requested by Landlord based upon Landlord’s determination as to the amounts of such insurance generally required at such time for comparable premises and buildings in the general geographical area of the Premises;

B. Workers compensation insurance as required by the state law applicable in the state in which the Premises is located with employer liability insurance with limits of not less than $1,000,000.00; and

C. Business automobile liability insurance covering owned, hired and non-owned vehicles with limits of not less than $1,000,000.00 combined single limit (bodily injury and property damage) per occurrence.

15.	WAIVER, EXCULPATION AND INDEMNITY

15.1. Definitions. For purposes of this Paragraph 15, (i) “Tenant Parties” shall mean, singularly and collectively, Tenant and Tenant’s officers, directors, shareholders, partners, members, trustees, agents, employees, independent contractors, consultants, licensees, concessionaires, customers, guests, invitees or visitors as well as to all persons and entities claiming through any of the foregoing persons or entities, and (ii) “Landlord Parties” shall mean singularly and collectively, Landlord and Landlord’s officers, directors, shareholders, partners, members, trustees, agents, employees, independent contractors, consultants, licensees, concessionaires, customers, guests, invitees or visitors as well as to all persons and entities claiming through any of the foregoing persons or entities.

15.2. Exculpation. Tenant, on behalf of itself and of all Tenant Parties, and as a material part of the consideration to be rendered to Landlord under this Lease, hereby waives, to the fullest extent permitted by law, all claims against Landlord for loss, theft or damage to goods, wares, merchandise or other property (whether tangible or intangible) in and about the Premises, for loss or damage to Tenant’s business or other economic loss (whether direct, indirect or consequential), and for the injury or death to any persons in, on or about the Premises, except for damage or loss directly caused by Landlord’s willful misconduct.

15.3. Landlord’s Indemnity. Landlord shall indemnify, defend (by an attorney of Landlord’s choice, reasonably acceptable to Tenant), reimburse, protect and hold harmless Tenant and all Tenant Parties from and against all third party claims, liability and/or damages arising from or related to the acts or omissions of Landlord or Landlord Parties, relating to their use, possession, or occupancy of the Property or, its obligations under this Lease, or to any work done, permitted or contracted for by any of them on or about the Premises, to the extent that such liability or damage is covered by Landlord’s insurance (or would have been covered had Landlord carried the insurance as required under this Lease). It is specifically understood and agreed that Landlord shall not be liable or responsible for the acts or omissions of any of the other tenants of the Property or of any agents, independent contractors, consultants, licensees, concessionaires, customers, guests, invitees or visitors of persons other than Landlord.

15.4. Tenant’s Indemnity. Tenant shall indemnify, defend (by an attorney of Tenant’s choice, reasonably acceptable to Landlord), reimburse, protect and hold harmless Landlord and all Landlord Parties from and against all third party claims, liability and/or damages arising from or related to the negligence, acts or omissions of Tenant or any Tenant Parties, relating to their use, possession, or occupancy of the Property or, Tenant’s obligations under this Lease, or to any work done, permitted or contracted for by any of them on or about the Premises, to the extent that such liability or damage is covered by Landlord’s insurance (or would have been covered had Landlord carried the insurance as required under this Lease). Tenant shall cause any independent contractor or other person who performs any construction, restoration, replacement, alteration work, maintenance, repair or other work on or about the Premises by or under the control or direction of Tenant to execute and deliver to Quadrelle Realty Services, LLC, One West Avenue, Larchmont NY 10538 (or such other property manager designated by Landlord) an agreement whereby such independent contractor or other person agrees to indemnify, defend (by an attorney of Landlord’s choice, reasonably acceptable to such independent contractor or other person) , reimburse, protect and hold harmless Landlord, all Landlord Parties, and Tenant from and against the matters described in this Paragraph 15.4.

15.5. Waiver of Subrogation. To the extent of any and all insurance maintained, or required to be maintained, by either Landlord or Tenant in any way connected with the Premises, Landlord and Tenant hereby waive on behalf of their respective insurance carriers any right of subrogation that may exist or arise as against the other party to this Lease. Landlord and Tenant shall cause the insurance companies issuing their insurance policies with respect to the Premises to waive any subrogation rights that the companies may have against Tenant and Landlord, respectively, which waivers shall be specifically stated in the respective policies.

15.6. Survival and Duration of Obligations. All representations, warranties, obligations and indemnities made or given under this Paragraph 15 shall survive the expiration or earlier termination of this Lease.

16.	CONSTRUCTION LIENS

16.1. Tenant shall not suffer or permit any construction liens, mechanic’s liens or materialman’s liens to be filed against Landlord’s interest in the real property of which the Premises form a part nor against the Tenant’s leasehold interest in the Premises (“Tenant Lien”). Landlord shall have the right at all reasonable times to post and keep posted on the Premises, any notices which it deems necessary for protection from such liens, or take such other action as applicable law may require to protect from such liens. In connection therewith, Tenant shall cooperate with Landlord and shall sign any notice or other documents reasonably required by Landlord to comply with such applicable law. Tenant shall have the right to contest by proper proceedings any Tenant Lien, provided that Tenant shall prosecute such contest diligently and in good faith and such contest shall not expose Landlord to any civil or criminal penalty or liability in connection therewith. In such case, within five (5) days after Landlord’s demand, Tenant shall furnish Landlord a surety bond or other adequate security satisfactory to Landlord in an amount equal to one hundred fifty percent (150%) of the amount of such claim or such higher amount as may be reasonably required to both to indemnify Landlord against liability and hold the Property free from adverse effect in the event the contest is not successful (“Lien Bond”). The Lien Bond may be retained by Landlord until the Tenant Lien has been removed of record or until judgment has been rendered on such claim and such judgment has become final, at which time Landlord shall have the right to apply such Lien Bond in discharge of the judgment on the Tenant Lien and to any actual costs, including reasonable attorneys’ fees incurred by Landlord, and shall remit the balance thereof to Tenant. In the event that a Tenant Lien is filed and Tenant does not properly contest such lien or timely post the Lien Bond, Landlord, at its election, and upon not less than five (5) days prior written notice to Tenant, may pay and satisfy the Tenant Lien and, in such event the sums so paid by Landlord, including all actual and other expenses, including reasonable attorney’s fees, so paid by Landlord, shall be deemed to be additional Rent due and shall be payable by Tenant at once without notice or demand together with interest thereon from the date of payment at the rate of eighteen percent (18%) per annum, provided such interest rate shall not exceed the maximum interest rate permitted by law. Notwithstanding the foregoing, Tenant shall have no responsibility for discharge of any mechanics’ liens filed by a contractor, subcontractor, materialman, or laborer of Landlord.

16.2. Tenant agrees to give Landlord written notice not less than ten (10) days in advance of the commencement of any Tenant Repairs in order that Landlord may post appropriate notices of Landlord’s non-responsibility.

17.	QUIET ENJOYMENT

Landlord covenants and agrees that Tenant, upon making all of Tenant’s payments of Rent as and when due under the Lease, and upon performing, observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, shall peaceably and quietly hold, occupy and enjoy the Premises during the term of this Lease as extended by the options described herein, if any, subject to the terms and provisions of this Lease.

18.	LANDLORD’S RIGHT OF ENTRY

Landlord or his agents shall have the right to enter the Premises at reasonable times upon reasonable notice in order to examine it or to show it to prospective tenants or buyers, to place “For Rent” or “For Sale” signs on or about the Premises, and to make modifications or other changes to the Property as are necessary in Landlord’s reasonable discretion to facilitate development of the Property, provided, however, Landlord shall use its best efforts to minimize the effect of any such entry or any interference with Tenant’s use of the Premises and shall not make any modifications or changes that materially adversely affect Tenant’s use of and access to the Premises or the Common Areas. Upon receipt of reasonable advance notice from Landlord, Tenant may arrange to have a designated representative accompany Landlord in entering the Premises. Landlord’s right of reentry shall not be deemed to impose upon Landlord any obligation, responsibility, or liability for the care, supervision or repair of the Premises other than as herein provided; except that Landlord shall use reasonable care to prevent loss or damage to Tenant’s property resulting from Landlord’s entry. Landlord shall have the right at any time, without effecting an actual or constructive eviction and without incurring any liability to the Tenant therefore, to change the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other public parts of the Buildings and to change the name, number or designation by which the Buildings are commonly known, provided that such action does not result in any unreasonable interference with Tenant’s access to or use of the Premises or the Common Areas. Notwithstanding the foregoing, Landlord shall have the right to enter the Premises without first giving notice to the Tenant in the event of an emergency where the nature of the emergency will not reasonably permit the giving of notice. Landlord shall not take any photographs or videos of the operations, equipment or employees at the Premises, provided, however, that if photographs of the interior of the Premises are required for insurance, financing, sale or similar purposes, Tenant shall cooperate with Landlord to permit Landlord to obtain reasonably necessary photographs.

19.	DESTRUCTION OF BUILDINGS

19.1. Partial Destruction. In the event of a partial destruction of the Building containing the Premises during the Term of this Lease from any cause, Landlord shall forthwith repair the same, provided such repair can reasonably be made within ninety (90) days from the date of the Restoration Notice (as hereinafter defined). Landlord shall notify Tenant within thirty (30) days after such damage as to the amount of time that a third party fire damage consultant or engineer chosen by Landlord reasonably estimates it will take to restore the Premises (the “Restoration Notice”). During any Landlord repair period, Tenant shall be entitled to a proportionate reduction of rent to the extent such repairs unreasonably interfere with the business carried on by Tenant in the Premises. If Tenant fails to remove its goods, wares or equipment within a reasonable time and as a result the repair or restoration is delayed, or if such damage or destruction is caused primarily by the negligence or willful act of Tenant, or its employees, invitees or agents, there shall be no reduction in rent during such delay. If the restoration time is estimated to exceed ninety (90) days following the date Landlord issues the Restoration Notice, either Landlord or Tenant may elect to terminate this Lease upon written notice to the other party given no later than thirty (30) days after Landlord’s Restoration Notice. If neither party elects to terminate this Lease or if the third party fire damage consultant or engineer chosen by Landlord reasonably estimates that restoration will take ninety (90) days or less, then Landlord shall promptly, and with all commercially reasonable diligence, restore the Premises, subject to delays arising from Force Majeure Events (as hereinafter defined); and this Lease shall remain in full force and effect. If either (i) Landlord has not commenced the restoration within thirty (30) days following the date of Landlord’s Restoration Notice, or (ii) the restoration takes more than ninety (90) days following Landlord’s Restoration Notice, plus any period of delay which is caused by Force Majeure Events (or such longer time as the parties shall establish in writing with respect to restoration which is expected to take longer than ninety (90) days), Tenant shall have the right to terminate this Lease upon prior written notice to Landlord. Notwithstanding the above, the Lease shall automatically be reinstated if the restoration is completed and the Premises are delivered to Tenant within ten (10) days after Tenant’s termination notice. If Landlord fails to give the Restoration Notice within the thirty (30) day period, then Landlord shall be required to commence the repair of the building promptly and thereafter diligently complete the repairs.

19.2. Total Destruction. A total destruction of the Building containing the Premises shall terminate this Lease. A total destruction of such building means the cost of repairing such building exceeds seventy-five percent (75%) of the replacement cost of such building.

20.	EMINENT DOMAIN

20.1. Definitions. For purposes of this Lease, the word “condemned” is co-extensive with the phrase “right of eminent domain”, that is, the right of the government to take property for public use, and shall include the intention to condemn expressed in writing as well as the filing of any action or proceeding for condemnation.

20.2. Exercise of Condemnation. If any action or proceeding is commenced for the condemnation of the Premises or any portion thereof, or if Landlord is advised in writing by any government (federal, state or local) agency or department or bureau thereof, or any entity or body having the right or power of condemnation, of its intention to condemn all or any portion of the Premises at the time thereof, or if the Premises or any part or portion thereof be condemned through such action, then and in any of such events Landlord may, without any obligation or liability to Tenant, and without affecting the validity and existence of this Lease other than as hereafter expressly provided, agree to sell and/or convey to the condemnor, without first requiring that any action or proceeding be instituted, or if such action or proceeding shall have been instituted, without requiring any trial or hearing thereof, and Landlord is expressly empowered to stipulate to judgment therein, the part and portion of the Premises sought by the condemnor, free from this Lease and the rights of Tenant hereunder. Tenant shall have no claim against Landlord nor be entitled to any part or portion of the amount that may be paid or awarded as a result of the sale, for the reasons as aforesaid, or condemnation of the Premises or any part or portion thereof, except that Tenant shall be entitled to recover from the condemnor and Landlord shall have no claim therefore or thereto for Tenant’s relocation costs, loss of goodwill, for Tenant’s trade fixtures, any removable structures and improvements erected and made by Tenant to or upon the Premises which Tenant is or may be entitled to remove at the expiration of this Lease and Tenant’s leasehold estate hereunder.

20.3. Effect on Lease. If the entire Premises is condemned, this Lease shall terminate as of the earlier of such taking or loss of possession. If only a part of the Premises is condemned and taken and the remaining portion thereof is in Tenant’s reasonable discretion not suitable for purposes for which Tenant has leased the Premises, either Landlord or Tenant shall have the option to terminate this Lease effective as of the earlier of such taking or loss of possession. If by such condemnation and taking only a part of the Premises is taken, and the remaining part thereof is in Tenant’s reasonable discretion suitable for the purposes for which Tenant has leased the Premises, this Lease shall continue, but the rental shall be reduced in an amount proportionate to the percentage that the floor area of that portion of the Premises physically taken by eminent domain bears to the floor area of the entire Premises.

21.	BANKRUPTCY

If a general assignment is made by Tenant for the benefit of creditors, or any action is taken by Tenant under any insolvency or bankruptcy act, or if a receiver is appointed to take possession of all or substantially all of the assets of Tenant (and Tenant fails to terminate such receivership within ninety (90) days after such appointment), or if any action is taken by a creditor of Tenant under any insolvency or bankruptcy act, and such action is not dismissed or vacated within sixty (60) days after the date of such filing, then this Lease shall terminate at the option of Landlord upon the occurrence of any such contingency and shall expire as fully and completely as if the day of the occurrence of such contingency was the date specified in this Lease for the expiration thereof. In such event, Tenant shall then quit and surrender the Premises to Landlord.

22.	DEFAULT

22.1 Default by Tenant. If Tenant fails to pay any rent or other sum due hereunder in the time periods set forth in this Lease and such default shall continue for a period of five (5) days after its receipt of written notice thereof from Landlord (except that no such notice shall be required if Landlord has given Tenant a notice for failure to pay a monetary sum when due within the prior one (1) year period, or in the event Tenant fails to perform any other covenant to be performed by Tenant under this Lease and continues to fail to perform the same for a period of thirty (30) days after receipt of written notice from Landlord pertaining thereto (or a reasonable period of time, using due diligence, if any non-monetary default cannot be cured within such thirty (30) day period), then Tenant shall be deemed to have breached this Lease and Landlord, in addition to other rights or remedies it may have, may:

A. Continue this Lease in effect by not terminating Tenant’s right to possession of the Premises, and thereby be entitled to enforce all Landlord’s rights and remedies under this Lease, including the right to recover the Rent specified in this Lease as it becomes due under this Lease; or

B. Terminate Tenant’s right to possession of the Premises, thereby terminating this Lease, and recover from Tenant:

(i.) The worth at the time of award of the unpaid Rent which had been earned at the time of termination of the Lease;

(ii.) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination of the Lease until the time of award exceeds the amount of rental loss that Tenant proves could have been reasonably avoided;

(iii.) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; and

Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease; or

C. In lieu of, or in addition to, bringing an action for any or all of the recoveries described in subparagraph B above, bring an action to recover and regain possession of the Premises in the manner provided by the laws of unlawful detainer then in effect in the state where the Property is located. If Landlord makes any expenditure required of Tenant hereunder, or if Tenant fails to make any payment or expenditure required of Tenant hereunder, such amount shall be payable by Tenant to Landlord as Rent together with interest from the date due at the rate of eighteen percent (18%) per annum, provided such interest rate shall not exceed the maximum interest rate permitted by law, and Landlord shall have the same remedies as on the default in payment of Rent. The payment of interest required hereunder shall be in addition to the late charge set forth in Paragraph 3.3. Notwithstanding any other provisions of this Lease, under no circumstances shall Landlord or Tenant be liable to the other for any consequential damages arising out of the acts or omissions of Landlord or Tenant or a breach of this Lease by either party.

D. Following the occurrence of a default under this Lease, Landlord shall mitigate its damages to the extent required by applicable law. Landlord shall use commercially reasonable efforts to relet the Premises at rents that are equal to market rates in the market area of the Building.

22.2 Default by Landlord. Should Landlord fail to perform any of its obligations hereunder, Landlord will have a period of thirty (30) days after its receipt of written notice from Tenant of a failure of performance within which to commence a cure of that failure. Failure of Landlord to commence such cure within such thirty (30) day period will be an event of default under this Lease and, in addition to all rights Tenant may have at law or in equity, Tenant may pursue the following remedies, at its option: (a) provide Landlord with an additional period of time within which to effect such cure; (b) bring an action to require specific performance of Landlord’s obligations; and/or (c) commence such cure itself, and Tenant may require that Landlord immediately reimburse Tenant for its expenses. Notwithstanding the foregoing, with respect to defaults regarding Landlord’s repair and maintenance obligations, Tenant may not commence to cure the default so long as Landlord is diligently pursuing the cure thereof, including the letting of contracts to reputable contractors for the repair or maintenance issue in question, or for so long as Landlord’s performance is delayed by matters of Force Majeure (as defined in Paragraph 39 herein).

23.	SURRENDER OF PREMISES

On or before the expiration of the Term, Tenant shall vacate the Premises in broom clean condition and otherwise in the same condition as existed on the Commencement Date, ordinary wear and tear and fire and casualty loss excepted, except that any improvements made within and on the Premises by Tenant shall remain, in the same condition and repair as when constructed or installed, reasonable wear and tear and fire and casualty loss excepted. In addition, Tenant shall remove from the Premises all of Tenant’s personal property and trade fixtures in order that Landlord can repossess the Premises on the day this Lease or any extension hereof expires or is sooner terminated. Any removal of the Tenant’s improvements, Tenant’s property and/or trade fixtures by Tenant shall be accomplished in a manner which will minimize any damage or injury to the Premises, and any such damage or injury shall be repaired by Tenant at its sole cost and expense with thirty (30) days after Tenant vacates.

24.	HOLDING OVER

Should Tenant hold over and remain in possession of the Premises after the expiration of this Lease, without the written consent of Landlord, such possession shall be as a month-to-month tenant. Unless Landlord agrees otherwise in writing, Base Rent during the hold-over period shall be payable in an amount equal to one hundred fifty percent (150%) of the Base Rent paid for the last month of the Term hereof until Tenant vacates the Premises. All other terms and conditions of this Lease shall continue in full force and effect during such hold-over tenancy, which hold-over tenancy shall be terminable by either party delivering at least one (1) month’s written notice, before the end of any monthly period. Such holdover tenancy shall terminate effective as of the last day of the month following the month in which the termination notice is given.

25.	SURRENDER OF LEASE

The voluntary or other surrender of this Lease by Tenant, or mutual cancellation thereof, shall not work a merger and may, at the option of Landlord, terminate all or any existing subleases or subtenancies or may operate as an assignment of any or all such subleases or subtenancies to Landlord.

26.	INTENTIONALLY DELETED

27.	RULES AND REGULATIONS

The Tenant shall comply with all reasonable and nondiscriminatory rules and regulations now or hereinafter adopted by the Landlord during the existence of this Lease, both in regard to the Property, the Buildings as a whole and to the Premises herein leased, provided that such rules and regulations do not adversely interfere with the operation of Tenant’s business within the Premises or use of the Common Areas. In the event of any inconsistency between the provisions of this Lease and the provisions of any such rules and regulations, the provisions of this Lease shall control.

28.	NOTICE

Any notice, request, demand, instruction or other document or communication required or permitted to be given hereunder shall be in writing addressed to the respective party as set forth below and may be personally served, sent by facsimile, or sent by a nationally recognized overnight courier or by U.S. Mail, first class, addressed as follows:

TO LANDLORD:	c/o Industrial Realty Group, LLC
12214 Lakewood Blvd.
Downey, CA 90242
Attention: Stuart Lichter
Telephone: [redacted]
FAX: [redacted]

with a copy to:	Fainsbert, Mase & Snyder, LLP
11835 West Olympic Boulevard, Suite 1100
Los Angeles, California 90064
Attention: Jerry A. Brown, Jr., Esq.
Telephone: [redacted]
FAX: [redacted]

TO TENANT:	THI
1901 East Ellsworth
Ann Arbor, MI 48108
Attention: William Reminder, President and C.E.O.
Telephone: [redacted]
FAX: [redacted]

with a copy to:	Jaffe Raitt Heuer & Weiss, P.C.
27777 Franklin Road – Suite 2500
Southfield, Michigan 48034
Attention: Mark Rubenfire, Esq.
Telephone: [redacted]
FAX: [redacted]

Any party may change their notice address and/or facsimile number by giving written notice thereof in accordance with this Paragraph. All notices hereunder shall be deemed given: (1) if served in person, when served; (2) if sent by facsimile, on the date of transmission if before 6:00 p.m. P.S.T.; provided that a hard copy of such notice is also sent by either a nationally recognized overnight courier or by U.S. Mail, first class; (3) if by overnight courier, by a nationally recognized courier which has a system of providing evidence of delivery, on the first business day after delivery to the courier; or (4) if by U.S. Mail, on the third day after deposit in the mail, postage prepaid, certified mail, return receipt requested.

29.	ASSIGNMENT AND SUBLETTING

29.1. No Assignment. Except as specifically set forth below, Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant’s leasehold estate hereunder (collectively, “Assignment”), or permit the Premises to be occupied by anyone other than Tenant or sublet the Premises (collectively, “Sublease”) or any portion thereof without Landlord’s prior written consent in each instance, which consent may not be unreasonably withheld by Landlord.

29.2. No Relief of Obligations. No consent by Landlord to any Assignment or Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant of the obligation to obtain Landlord’s express written consent to any other Assignment or Sublease. Any Assignment or Sublease that is not in compliance with this Paragraph 29 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of Rent by Landlord from a proposed assignee or sublessee shall not constitute the consent by Landlord to such Assignment or Sublease.

29.3 Exception for Affiliates. Notwithstanding anything to the contrary contained in this Paragraph 29, Tenant may upon prior written notice to Landlord, but without Landlord’s prior written consent, assign or sublease the Premises to a corporation or other entity that shall directly or indirectly control, be controlled by or be under common control with Tenant (“Affiliates”), provided that no default by Tenant under this Lease exists beyond any applicable notice and cure period.

30.	ATTORNEY’S FEES

In the event of any legal or equitable action arising out of this Lease, the prevailing party shall be entitled to recover all reasonable fees, costs and expenses, together with reasonable attorney’s fees incurred in connection with such action. The fees, costs and expenses so recovered shall include those incurred in prosecuting or defending any appeal. The prevailing party shall also be entitled to reasonable attorney’s fees incurred to collect or enforce the judgment.

31.	JUDGMENT COSTS

31.1. Landlord. Should Landlord, without fault on Landlord’s part, be made a party to any litigation instituted by or against Tenant, or by or against any person holding the Premises by license of Tenant, or for foreclosure of any lien for labor or material furnished to or for Tenant, or any such person, or otherwise arising out of or resulting from any act or transaction of Tenant, or of any such person, Tenant covenants to pay to Landlord, the amount of any judgment rendered against Landlord or the Premises or any part thereof, and all costs and expenses, including reasonable attorney’s fees incurred by Landlord in connection with such litigation.

31.2. Tenant. Should Tenant, without fault on Tenant’s part, be made a party to any litigation instituted by or against Landlord, or by or against any person holding the Premises by license of Landlord, or for foreclosure of any lien for labor or material furnished to or for Landlord, or any such person, or otherwise arising out of or resulting from any act or transaction of Landlord, or of any such person, Landlord covenants to pay to Tenant, the amount of any judgment rendered against Tenant or the Premises or any part thereof, and all costs and expenses, including reasonable attorney’s fees incurred by Tenant in connection with such litigation.

32.	BROKERS

Landlord and Tenant each represent and warrant to each other that it has had no dealings with any real estate broker or agent in connection with the Premises and this Lease, and that it knows of no real estate broker or agent who is or might be entitled to a commission in connection with this Lease other than Signature Associates (“Broker”). Landlord shall only pay the real estate brokerage commission due to Broker and any real estate broker or agent entitled to a commission in connection with this Lease if claimed through the actions of Landlord. Tenant shall pay any other commission or finder’s fee due if claimed through the actions of Tenant. Each of Tenant and Landlord shall indemnify and hold the other harmless from and against any such commission or finder’s fee which may be claimed by any person or broker with respect to this transaction as a result of its breach of the foregoing representation.

33.	SUBORDINATION OF LEASE

This Lease is subject and subordinate to any mortgages which may now or hereafter be placed upon or affect the property or Buildings of which the Premises are a part, and to all renewals, modifications, consolidations, replacements and extensions hereof, provided that the holder(s) of such mortgage(s) shall agree in writing not to disturb the possession of the Premises by Tenant or the rights of Tenant under this Lease so long as Tenant is not in material default (subject to applicable notice and cure rights in favor of Tenant as contained in this Lease) in the performance of its obligations thereunder and, in the event of foreclosure, Tenant agrees to look solely to the mortgagee’s interest in the Property for the payment and discharge of any obligations imposed upon the mortgagee or Landlord under this Lease. In the event that a Successor Landlord, as hereinafter defined, takes title to the Property, (i) Successor Landlord shall be bound to Tenant under all of the terms and conditions of this Lease, (ii) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under this Lease, and (iii) this Lease shall continue in full force and effect, in accordance with its terms, as a direct lease between Successor Landlord and Tenant. This clause shall be self-operative, and no further instrument or subordination shall be necessary unless requested by a mortgagee or the insuring title company, in which event Tenant shall sign, within five (5) business days after requested, such instruments and/or documents as the mortgagee and/or insuring title company reasonably request be signed (“SNDA”). In the event Tenant fails to execute a SNDA or an estoppel certificate as provided herein, Tenant hereby constitutes and appoints Landlord as its attorney-in-fact, with full power of substitution, to sign, execute, certify, acknowledge, deliver or record, where required or appropriate, in the name, place and stead of Tenant, all such SNDAs and estoppel certificates for and on behalf of Tenant as may be required. Upon request from Tenant, Landlord agrees that it shall exercise its commercially reasonable efforts to obtain an SNDA for Tenant from its current or future lender, if any, in form and substance reasonably and customarily acceptable to Tenant and lender.

34.	OPTIONS TO EXTEND/RIGHT OF FIRST REFUSAL

34.1. Options to Extend. Landlord hereby grants to Tenant two (2) options to extend (“Option(s) to Extend”) the Term for the Premises for an additional five (5) years per extended option term (“Option Term(s)”), upon each and all of the terms and conditions of this Lease as amended below; provided, however, Tenant is not in default of this Lease on the date of exercise of the Option to Extend and has not been in monetary default of this Lease, for more than thirty (30) days, more than three (3) times during the Term, as extended. Tenant shall give to Landlord written notice on or prior to 180 eighty (180) days before expiration of the then current Term or first Option Term of the exercise of the Option(s) to Extend for such Option Term, time being of the essence. The Term as defined in Paragraph 2 hereof shall also include any Options to Extend properly exercised hereunder. If notice of exercise of any Option to Extend is not timely given, all further Options to Extend shall automatically expire. The rent for the Option Terms shall consist of Base Rent as set forth in Paragraph 3.1 herein, Tenant’s Share of Project Expenses pursuant to Paragraph 5, and any other charges under this Lease. The Options to Extend are personal to Tenant and may not be assigned without Landlord’s written consent which may be withheld in its sole discretion, except that Tenant’s Affiliate(s), if any, shall have Tenant’s rights to such Options to Extend.

34.2. Right of First refusal. In the event that during the Term, including any Option Term if properly exercised hereunder, Landlord receives a bona fide, arms-length, executed written offer (whether in the form of a letter of understanding, letter of intent or memorandum) from an unrelated third party to lease all or any portion of available Rentable Area of the Buildings which is contiguous to the Premises (“Expansion Space”) with terms which are acceptable to Landlord (“Space Offer”), Landlord shall provide Tenant written notice of the Space Offer (“Space Offer Notice”), which Space Offer Notice shall contain the terms and conditions with respect to the Expansion Space, including the rental rate, term and any allowances. Tenant may lease the Expansion Space set forth in the Space Offer Notice by performing both of the following: (i) Tenant shall provide Landlord with written notice within ten (10) business days after its receipt of the Space Offer Notice that Tenant agrees to lease the Expansion Space pursuant to all the terms set forth in the Space Offer Notice (except for the Base Rent which shall be the lower of the Base Rent in the Space Offer Notice or the Base Rent payable pursuant to Paragraph 3.1 of this Lease) and the Expansion Space shall be delivered in its “as-is, where-is” condition, unless otherwise agreed to in the Space Offer Notice (“Acceptance Notice”); and (ii) Tenant shall execute a reasonable amendment to this Lease for the Expansion Space with Landlord within ten (10) days after Landlord’s delivery of such an amendment (“Expansion Space Amendment”). Notwithstanding the foregoing, if the lease term in the Space Offer Notice is longer than the Term remaining under this Lease, Tenant shall, as a condition precedent to exercising its Acceptance Notice, extend the term of this Lease with respect to the original Premises so as to provide for concurrent lease termination dates for both the original Premises and the Expansion Space. If Landlord does not timely receive Acceptance Notice or the Expansion Space Lease, within the applicable time periods set forth above, Tenant’s right to lease the Expansion Space shall terminate and Landlord shall be free to lease the Expansion Space to a third party for which a Space Offer Notice was given and the right of first refusal granted herein shall terminate.

35.	ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

35.1. Estoppel Certificate. Tenant shall, at any time and from time to time, upon not less than fifteen (15) days’ prior written request by Landlord, execute, acknowledge and deliver to Landlord, or to such other persons who may be designated in such request, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and, if so, the dates to which the rent and any other charges have been paid in advance, and such other items reasonably and typically requested by Landlord, including without limitation, the lease commencement date and expiration date, rent amounts, and that no offsets or counterclaims are present. It is intended that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser or encumbrancer (including assignee) of the Premises.

35.2. Financial Statements. If Landlord desires to finance, refinance, or sell the Buildings, or the Property, or any part thereof, upon Landlord’s written request, Tenant shall deliver to Landlord or to such potential lender or purchaser designated by Landlord, such financial information regarding Tenant, as may reasonably be required to establish Tenants’ creditworthiness. All financial information provided by Tenant to Landlord or any lender or potential purchaser shall be held by the recipient in strict confidence and may not be used or disclosed by the recipient except for the purpose of determining Tenants’ creditworthiness in connection with Tenants’ obligations under this Lease.

36.	SHORT FORM OF LEASE

Tenant agrees to execute, deliver and acknowledge, at the request of Landlord, a short form of this Lease satisfactory to counsel for Landlord, and Landlord may in its sole discretion record this Lease or such short form in the County where the Premises are located. Tenant shall not record this Lease, or a short form of this Lease, without Landlord’s prior written consent which may be withheld in Landlord’s reasonable discretion.

37.	SIGNS

Tenant shall not place any sign upon the Premises, except that Tenant may, with Landlord’s prior written consent which shall not be unreasonably withheld, install such signs on the exterior of the Premises and at the entrance to the Property as are reasonably required to advertise Tenant’s own business. Subject to its reasonable approval rights as set forth herein, Landlord hereby consents to Tenant constructing an exclusive sign to advertise Tenant’s business at the entrance of the Property. Notwithstanding the foregoing, in the event that another tenant leases a portion of the Property, such new tenant shall be entitled to have sufficient separate signage to identify such tenant and to direct parties to such tenant’s premises. The installation of any sign on the Premises by or for Tenant shall be subject to the provisions of Paragraph 23. Tenant shall maintain any such signs installed on the Property. Unless otherwise expressly agreed herein, Landlord reserves the right to install, and all revenues from the installation of, such advertising signs on the Premises, including the roof, as do not unreasonably interfere with the conduct of Tenant’s business or adversely impact Tenant’s reputation.

38.	GUARANTY OF LEASE

[Intentionally Deleted]

39.	FORCE MAJEURE

Except for Tenant’s monetary obligations under this Lease, in discharging its duty to complete any tenant improvements and to operate, maintain and repair those systems as set forth in this Lease, Landlord and Tenant shall be held to a standard of reasonableness and shall not be liable to the other for matters outside its control, including, but not limited to, acts of God, civil riot, war, strikes, labor unrest, or shortage of material, and in no event shall Landlord or Tenant be liable to the other for incidental damages, including, but not limited to, loss of business or business interruption.

40.	GENERAL PROVISIONS

40.1. Waiver of Jury Trial; Governing Law; Venue. EACH PARTY TO THIS LEASE HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS LEASE OR THE TRANSACTIONS CONTEMPLATED HEREBY. THIS LEASE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MICHIGAN. THE PARTIES HERETO AGREE THAT VENUE SHALL BE PROPER IN ANY STATE OR FEDERAL COURT LOCATED WITHIN, OR HAVING JURISDICTION OVER, WASHTENAW COUNTY, MICHIGAN.

40.2. Waiver. The waiver by Landlord of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. The acceptance of rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, condition or covenant of this Lease.

40.3. Remedies Cumulative. It is understood and agreed that the remedies herein given to Landlord shall be cumulative, and the exercise of any one remedy of Landlord shall not be to the exclusion of any other remedy.

40. 4. Successors and Assigns. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; if Landlord or Tenant is comprised of multiple parties, each of such parties hereto shall be jointly and severally liable hereunder.

40. 5. No Personal Liability. No individual member, manger, manager of a member, partner, shareholder, director, officer, employee, trustee, investment advisor, consultant or agent of Landlord, or individual member of a joint venture, tenancy in common, firm, limited liability company or partnership (general or limited), which constitutes Landlord, or any successor interest thereof, shall be subject to personal liability with respect to any of the covenants or conditions of this Lease. Tenant shall look solely to Landlord’s interest in the Property and to no other assets of Landlord for the satisfaction of any remedies of Tenant in the event of any beach by Landlord. It is mutually agreed by Tenant and Landlord that this paragraph is and shall be deemed to be a material and integral part of this Lease. All obligations of Landlord shall be binding upon Landlord only during the period of Landlord’s ownership of the Property and not thereafter.

40. 6. Entire Agreement. This Lease, the exhibits herein referred to, and any addendum executed concurrently herewith, are the final, complete and exclusive agreement between the parties and cover in full each and every agreement of every kind or nature, whatsoever, concerning the Premises and all preliminary negotiations and agreements of whatsoever kind or nature, are merged herein. Landlord has made no representations or promises whatsoever with respect to the Premises, except those contained herein, and no other person, firm or corporation has at any time had any authority from Landlord to make any representations or promises on behalf of Landlord, and Tenant expressly agrees that if any such representations or promises have been made by others, Tenant hereby waives all right to rely thereon. No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statute, law or custom to the contrary notwithstanding. Unless otherwise provided herein, no supplement, modification, or amendment of this Lease shall be binding unless executed in writing by the parties.

40.7. Captions. The captions of paragraphs of this Lease are for convenience only, and do not in any way limit or amplify the terms and provisions of this Lease.

40.8. Partial Invalidity. If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

40.9. Authority. The person(s) executing this Lease warrants that he or she has the authority to execute this Lease and has obtained or has the requisite corporate or other authority to do the same.

40.10. Approvals. Any consent or approval required hereunder shall not be unreasonably withheld, conditioned or delayed by the party from whom such consent or approval is requested unless this Lease expressly provides otherwise.

40.11. Counterparts. This Lease may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each party may execute a facsimile counterpart signature page to be followed by an original counterpart. Each such facsimile counterpart signature page shall constitute a valid and binding obligation of the party signing such facsimile counterpart.

40.12. Joint and Several Obligations. The obligations of the persons signing as Tenant under this Lease shall be joint and several in all respects.

[Signatures contained on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement in duplicate as of the day and year first above written.

LANDLORD:

ANN ARBOR BUSINESS PARK, LLC, a Delaware limited liability company

By:	Holdings SPE Manager, LLC,
a Delaware limited liability company

	By:	/s/ John A. Mase
John A. Mase, CEO

TENANT:

EXTANG CORPORATION,
a Missouri corporation

By:	/s/ William Reminder
William Reminder, President & C.E.O.

EXHIBIT A

PREMISES

STATE ROAD
NSK - ANN ARBOR PLANT
KEY PLAN
NO SCALE
N
DRIVEWAY
LAVENDER LANE
THIS BLDG TO BE DEMOLISHED

Exhibit A

EXHIBIT A-1

BASE RENT SCHEDULE

Rental Period	Base Rent per sqft. Main Building Space (150,895 sqft.)	Base Rent per sqft. Out Building (5,640 sqft.)	Total Monthly Base Rent

Months 1-3	$0.00	$0.00	$0.00
Months 4-15	$3.50	$1.00	$44,481.04
Months 16-27	$3.57	$1.02	$45,370.66
Months 28-39	$3.64	$1.04	$46,278.08
Months 40-51	$3.71	$1.06	$47,203.64
Months 52-63	$3.79	$1.08	$48,147.71
Months 64-75	$3.86	$1.10	$49,110.66
Months 76-87	$3.94	$1.13	$50,092.88
Months 88-99	$4.02	$1.15	$51,094.74
Months 100-111	$4.10	$1.17	$52,116.63
Months 112-123	$4.18	$1.20	$53,158.96

First Option Term
1st Year	$4.27	$1.22	$54,222.14
2nd Year	$4.35	$1.24	$55,306.58
3rd Year	$4.44	$1.27	$56,412.72
4th Year	$4.53	$1.29	$57,540.97
5th Year	$4.62	$1.32	$58,691.79

Second Option Term
1st Year	$4.71	$1.35	$59,865.63
2nd Year	$4.80	$1.37	$61,062.94
3rd Year	$4.90	$1.40	$62,284.20
4th Year	$5.00	$1.43	$63,529.88
5th Year	$5.10	$1.46	$64,800.48

Exhibit A-1

EXHIBIT A-2

PARKING FACULTIES

Exhibit A-2

EXHIBIT B

TENANT IMPROVEMENTS

IMPROVEMENTS AT LANDLORD’S EXPENSE

Landlord shall construct certain improvements to the Premises, at Landlord’s sole cost and expense, as more fully described on Exhibit “B-1” attached hereto (the “Work to be Completed”). In connection therewith, the Premises shall be deemed to be “Ready for Occupancy” upon the earlier of (i) the date the Premises are Substantially Completed, or (ii) the date the Premises would have been Substantially Completed, had one or more Tenant Delays not occurred.

The term “Substantially Completed” means that (i) the contractor has substantially completed the Work to be Completed, which shall be deemed complete, even though minor details of construction, mechanical adjustments or decorations, any of which do not materially interfere with Tenant’s use of the Premises, remain to be performed (items normally referred to as “Punch-List” items), (ii) Tenant shall have access to the Buildings and parking facilities, and all services provided for in the Lease, and (iii) Landlord shall have obtained an occupancy certificate, temporary occupancy certificate or such other customarily issued evidence from the applicable governing authority that the Work to be Completed is in compliance with all applicable laws and ordnances. Landlord and Tenant shall schedule a walk-through of the Premises within five (5) business days after Landlord believes the Work to be Completed has been Substantially Completed. Landlord and Tenant shall jointly prepare the Punch-List items during the walk-through of the Premises. Following delivery of the Premises to Tenant, Landlord shall diligently cause the Punch-List items to be corrected as soon as reasonably possible and practical. Tenant’s occupancy of the Premises shall be deemed acceptance of the Premises and the Work to be Completed, subject to the Punch-List items and Landlord’s Warranties.

The term “Tenant Delays” shall mean any delays attributable to the following: (i) any failure by Tenant to comply with the date and time limits in this Agreement; (ii) delays due to the acts or failures to act of Tenant; its agent or contractor where such acts or failures to act actually delay the completion of the Work to be Completed; (iii) delays due to any changes to the plans requested by Tenant after the plans have been mutually agreed upon by Landlord and Tenant; (iv) delays due to Tenant’s selection of materials or methods of construction which cannot be timely incorporated into the schedule for the Work to be Completed; and (v) any other delays due to the acts or omissions of Tenant, its agent or representative, construction consultants or space planner, where such acts or omissions actually delay the completion of the Work to be Completed. Landlord must provide written notice to Tenant of any alleged Tenant Delays before Landlord may advance the date the Premises is Ready for Occupancy.

Landlord may, at its reasonable discretion, grant Tenant access to the Premises prior to the Commencement Date solely for the purpose of allowing Tenant to prepare the Premises for Tenant’s occupancy, provided that such access and the installation of such equipment does not unreasonably interfere with or delay the Work to be Completed described on Exhibit “B-1” attached hereto.

Following the walk-through of the Premises and the preparation of the Punch-List by Landlord and Tenant, Landlord shall send to Tenant a notice memorializing the Commencement Date, which date may not occur before the walk-through of the Premises (“Notice”) and Tenant shall acknowledge the Notice by executing a copy and returning to Landlord. If Tenant fails to sign and return the Notice to Landlord within ten (10) days of receipt of the Notice, the Notice as sent by Landlord shall be deemed to have correctly set forth the Commencement Date. Failure of Landlord to send the Notice shall not affect the actual establishment of such date. Tenant agrees to pay the Rent required under this Lease within the time limits set forth in this Lease. In the event Tenant in good faith disputes the occurrence of the Commencement Date, as set forth in the Notice, Tenant shall nevertheless pay to Landlord the amount of Rent due and owing by Tenant pursuant to the date the Rent will commence for the Premises as set forth in the Notice (under protest) until such time as the parties mutually agree on a different Commencement Date or Tenant receives a final judgment from a court of competent jurisdiction (or when arbitration is permitted, receives a final award from an arbitrator) relieving or mitigating Tenant’s obligation to pay such Rent.

Landlord agrees to use its commercially reasonable efforts to deliver possession of the Premises to Tenant Ready for Occupancy, no later than November 1, 2013, subject to delays due to Force Majeure or Tenant Delays.

Upon delivery of the Premises to Tenant, Landlord warrants to Tenant that the fire safety system, the roof system, all plumbing, electrical, HVAC system and utilities systems, all dock doors and dock systems, roll-up and loading doors, bumpers, seals and enclosures are in good operating condition and in compliance with all laws, ordinances and codes, and the Work to be Completed by Landlord has been constructed in accordance with all laws, ordinances and codes, including, without limitation, the Americans With Disabilities Act (“Landlord’s Warranties”). Landlord’s Warranties shall exclude damages or defects caused by Tenant, its agents, employees or contractors, and improper operation or normal wear and tear under normal usage. If it is determined within thirty (30) days after delivery of the Premises to Tenant that Landlord’s Warranties have been violated, then it shall be the obligation of Landlord, at its sole cost and expense, within thirty (30) days after written notice from Tenant, to rectify such violation.

EXHIBIT B-1

WORK TO BE COMPLETED

1.	Landlord shall be responsible for one-half ( 1⁄2) of the cost to paint the water tower, such cost not to exceed $43,000, with Tenant being responsible for the other one-half ( 1⁄2) of such costs together with any amounts over Landlord’s cap. Tenant may, at Tenant’s election, paint Tenant’s company name on the water tower, provided, however, that any incremental or increased costs associated with adding Tenant’s company name to the water tower shall be borne exclusively by Tenant.

2.	Landlord shall be responsible for the work listed on (i) the Summary of Proposed Specifications between THI and IRG, as Owner, and J.B. Donaldson Company last revised on March 15, 2013, and (ii) the spreadsheet titled “Landlord Improvements” dated March 15, 2013, copies of both of which are attached hereto.

THI/Extang

THI and IRG (collectively “Owner”)

and

J.B. DONALDSON COMPANY (“JBD”)

SUMMARY OF PROPOSED SPECIFICATIONS

For Renovations to the

Existing NSK Building, Pittsfield Twp, Michigan

For use by THI as light assembly and warehouse operations

October 18, 2012

REVISED January 22, 2013

REVISED March 10 2013

REVISED March 15 2013

A.	GENERAL OUTLINE OF WORK SCOPE

1.	The following specifications for this project are provided in conjunction with the attached cost estimate for renovations to the existing NSK building located at 5400 South State Road, Ann Arbor, Michigan (physically located within Pittsfield Charter Township), and in reliance on a floor plan provided to J.B. Donaldson Company by Mr. Jay Chavey of Signature Associates; and based upon design considerations acquired through communications with Owner’s representatives, Tenants’ direction, and several site visits to the existing building.

2.	The proposed work shall generally consist of the following:

All work described below, unless specifically noted otherwise, is to occur in the warehouse/assembly area of the existing building bounded by column lines 1 through 10 inclusive, and also including the open 2,840 sq ft at the SW corner of the building (together approximately 120,650 square feet); and also including the existing east entrance and office areas, the south cafeteria and restroom areas, and the ‘South’ breakroom at the southern end of the west wall (together an additional 30,245 square feet; all collectively defined as the “Initial Lease Area” at 150,895 square feet, as indicated on the attached key plan.

All proposed work is subject to and shall meet all requirements of applicable codes.

Demolition of all existing interior equipment support structure, un-needed process piping, ductwork and related removable items not necessary to maintain the structural integrity of the building, to achieve as much interior height as possible for new warehouse and assembly uses. All existing compressed air lines north of column line 7 to remain in place. Air lines in area west of column line 1 and between column lines 1-3 to remain in place. All other air lines to be removed. All existing bus ducts to remain in place. Existing cranes located between column lines A-C and lines 8-9 to remain in place. Also existing crane in NW dock area to remain in place. All other cranes to be removed. Demo and removal of the existing 312 sq ft free-standing steel building in the west parking lot. Removal of existing small raised platform from main east lobby floor

Exterior site work, structure and shell modifications, new concrete pavement and retaining walls, new overhead doors, and necessary equipment, including levelers, shelters and bumpers, for the addition of a 6-bay recessed exterior truck well, to be located along the south wall of the building, to the west of the existing double interior truck well.

Excavate, connect and install new 8” water service into property from existing main on Lavender Lane. New 8” water pipe to be connected into existing 8” piping within or behind well house near SW corner of the property. All fees for this connection are included.

Repair or replace damaged exterior fencing and gate at NE corner of building. (See budget for estimate to remove existing turnstile and fencing at south side of building.)

Clean all trash and debris, and remove weeds from landscaped areas on east and south sides of the building. Install new landscape bed edging and new mulch in all landscaping beds, add topsoil and new grass seed in lawn where needed in these areas. No new plant materials are proposed.

Complete cleaning and de-greasing of oil-coated interior surfaces.

Complete demo of old light fixtures, and installation of new lighting in 120,650 sq foot warehouse and assembly area. Test and repair as necessary all exterior drive/parking lighting fixtures, provide any new bulbs needed for these lights.

Miscellaneous interior carpentry and ceiling repairs/replacement as needed in existing office area, cafeteria and main restrooms near the cafeteria. Provide and hang a 10 mil plastic curtain along column line 10 from east to west walls to provide a break between the ILA and adjacent vacant area.

Remove and replace the existing damaged OH exterior door at the SW corner of the building, including provision and installation of a new door operator.

Complete fill-in with aggregate and concrete cap of existing interior process waste drainage trenches.

Complete cleaning/scraping of existing failing paint on walls and ceilings of proposed occupied space. Clean and paint the walls of the south breakroom and adjacent restrooms. Clean, prime as necessary, and paint the floor of the existing cafeteria.

Provide and install new carpet flooring in existing office areas, including east lobby floor.

Re-working of existing interior suspended domestic water supply piping as necessary to maximize available height in proposed warehouse and assembly areas.

Remove and replace all inoperable existing plumbing fixtures with new fixtures. This includes approximately 25% of the fixtures in the existing office restrooms, the main south locker/restrooms located west of the cafeteria, and the pair of restrooms in the south breakroom. All existing drinking fountains to remain as is, unless un-serviceable, in which case any non-working drinking fountain shall be replaced with a new fountain in the same location. All existing trough-style stainless steel sinks to be retained wherever possible, with only inoperable existing faucets replaced at these sinks. No work is proposed for the restrooms in the north breakroom along the west wall, or the restrooms at the NE corner of the building.

Modification of existing operational roof-top HVAC units, and blocking off others, to facilitate adequate heat of proposed warehouse and assembly areas. Evaluate existing cooling in office areas, and repair or replace as necessary to assure the office air conditioning systems are properly functioning. All HVAC work to meet with current codes.

Modification of existing fire suppression system, to bring the system up to current code requirements for proposed uses, as more specifically described below.

Cleanup, weed-removal, and new parking striping of the paved areas on the south and west sides of the building. Main south asphalt parking area to be hot tar emulsion sealed prior to the new striping. West concrete parking lot to receive approximately 500 lin ft of MDOT Detail 7 repairs, and approximately 500 lin ft of MDOT Detail 8 repairs.

3.	All design services and related fees including architectural, civil engineering, mechanical, electrical, plumbing, fire protection and interior design for colors/materials selections shall be provided by JBD. The final design shall comply with applicable federal, state and local codes and regulations, as determined/required by the Pittsfield Twp building department.

4.	All municipal permits, city inspection fees and review fees shall be included. Any “Tap” or “Utility Connection” fees required per the new water main connection are included.

5.	JBD shall provide all drawings, schedules, structural calculations and specifications to obtain necessary governmental approvals. These specifications are as detailed herein with additional specifications to be provided on the final drawings, sufficient to receive a certificate of occupancy.

6.	All necessary on-site project support facilities including dumpster, equipment rental, fuel, telephone, porta john, clean-up, complete project management and supervision, labor and temporary utilities are included to the point of receipt of a Certificate of Occupancy from the Township of Pittsfield.

7.	All applicable state and local sales taxes are included.

8.	All installed materials shall be new. Workmanship and materials are guaranteed for twelve (12) months from the date of installation. The manufacturers’ warranties covering new building components, if any (HVAC units, hot water heater, roof system, etc.), shall be provided to Owner.

9.	All workers compensation and general liability insurance premiums are included.

10.	The renovations shall be designed in accordance with the following:

•	2009 Michigan Building Code

•	2009 Michigan Plumbing Code

•	2009 Michigan Mechanical Code

•	2008 National Electrical Code

•	2003 ICC/ANSI A 117.1 Michigan Barrier Free Design Law

•	Michigan Energy Code, ANSI/ASHRAE/IESNA Standard 90.1-1999

•	International Fire Code 2006

B.	DEMOLITION

1.	Interior, exterior, and shell demolition

a.	All existing non-structural interior equipment steel, and unneeded process related items within approximately 12-24” of the bottom of the existing roof trusses, within the +/-120,650 sq foot area bounded by column lines 1 through 10 and lines A through I inclusive, shall be removed and disposed off site.

b.	All existing light fixtures, unneeded ductwork, conduits, cable trays, gas and kerosene piping, and process water piping within the 120,650 sq ft area shall be removed and disposed off site.

c.	The existing concrete and metal interior dividing wall between column lines 5 and 6, including all doors therein, shall be demolished, removed and disposed off site.

d.	The existing free-standing approximately 3120 sq foot pre-engineered steel building in the west parking area shall be demolished, removed and disposed off site. The existing concrete slab under the building to remain in place.

e.	Cut new openings in the south wall of the existing building, near the SW corner, to accommodate installation of the six (6) new truck dock doors.

f.	Cut the existing interior concrete floor in the area of the new truck docks to accommodate new loading levelers, one at each new dock door opening.

g.	Demo and remove small raised floor platform in east lobby.

C.	SITE WORK

1.	Earthwork/Landscaping

a.	JBD shall make necessary earthmoving cuts and fills, including dirt compaction as required, to accommodate the installation of one large new recessed truck well/ loading area for six (6) tractor-trailers near the SW corner of the building. Any excavated material not used on site will be left on site, graded and seeded, or disposed off site if necessary.

b.	The existing fence in the area of the proposed new truck well shall be removed and repaired/replaced as appropriate to allow the new truck well and maintain the integrity of the fence upon completion. Fencing at the NE corner of the building to be repaired or replaced.

c.	General clean-up of landscaped areas. Install new bed edging and mulch in landscape beds. Add topsoil and seed at main lobby entrance to restore grass.

2.	Storm/Sanitary Sewer/Water Main

a.	JBD will install necessary storm drainage piping and any required catch basins to handle storm water in the new recessed truck well area per all applicable code requirements. The new storm piping will be connected to the existing catch basins and pipe network off the SW corner of the existing building.

b.	No changes to the existing sanitary sewer system are proposed.

c.	Existing storm sewer lines are presumed to be of a size adequate to accommodate the storm water discharge from the new recessed truck well. Any modifications of existing piping to accommodate the new connection from the new truck well area to be done at additional charge.

d.	No new fire hydrants are proposed.

3.	Gas/Electric/Telephone

a.	No modifications to the existing gas, telephone and electric service lines and cables are proposed at the exterior of the building. Renovations to interior gas and electric systems are detailed more fully below.

b.	JBD shall not be responsible for the final telephone and computer systems installation.

4.	Exterior Concrete

a.	All new concrete work is to be completed in accordance with the applicable standards of the American Concrete Institute (ACI).

b.	The new concrete slab for the recessed truck well shall be 8” thick, steel reinforced concrete with a minimum compressive strength of 4,000 PSI at 28 days.

c.	No new dumpster pad is proposed.

d.	The existing concrete parking area at the west side of the building shall be cleaned of all weeds and re-striped for vehicle parking. MDOT Detail 7 and Detail 8 type repairs to be made to approximately 1,000 lin feet of deteriorated/crumbling concrete in west lot, and filled with new hot mix asphalt per the MDOT spec.

5.	Asphalt

a.	No changes to any existing asphalt pavement are proposed, except such cutting, removal and repair as may be necessary for the installation of the new recessed truck well at the SW corner of the building.

D.	STRUCTURAL

1.	Concrete foundation work will be completed in accordance with applicable Codes and will accommodate all building live and dead loads.

2.	The existing building foundation in the area of the new recessed truck well shall be excavated, and underpinned to maintain a minimum building and truck well foundation depth of 42” below finished exterior grade.

3.	The existing steel and masonry structure including the columns and cross bracing in the area of the new truck docks at the SW corner of the building shall be re-configured to accommodate the new truck dock doors. Design for the modified steel structure shall be completed and sealed by a Michigan licensed structural engineer.

4.	Steel beams, columns, and lintels and bracing will be designed in accordance with the Manual of Steel Construction of the American Institute of Steel Construction specifications for structural steel buildings.

E.	ROOFING

1.	Repair the existing roof leak located in the drain pan near the center of the cafeteria, south of column line 1 and approximately in line with column line B.

2.	No new roof hatch is necessary or proposed. Roof access to be provided via existing building hatches.

F.	INTERIOR CONCRETE

1.	Concrete placed at new truck dock levelers, and over aggregate to fill in the existing interior drainage trenches, shall be 6” thick reinforced with fiber mesh on a compacted sand base, and shall have a 28-day compressive strength of 3,000 PSI.

2.	A vapor barrier will be installed under all new concrete floor slabs.

3.	All necessary saw cuts for crack control shall be provided and centered on column lines and existing building spaces to the extent possible. All expansion joints shall be provided as required by ACI Standards.

G.	MASONRY

1.	Repair, including ‘toothing-in’, of the cut and removed concrete block wall in the proposed new truck well/loading area. New masonry shall match size and thickness of the existing masonry. Interior and exterior block finishes to match existing. All color selections shall be approved by Owner.

2.	Mortar Materials:

a.	Portland Cement: ASTM C 150, Type I or II shall be used for masonry block walls and brick veneer, except Type III may be used for cold-weather construction.

H.	CARPENTRY, MILLWORK AND INTERIOR FINISHES

1.	Carpentry

a.	JBD shall complete interior repairs as necessary to the existing approximately 15,000 sq foot office area, including repair/replacement of any non-functioning doors and door hardware, and repairs to existing ceiling and drywall surfaces. No removal of any existing walls, or construction of any new partition walls, is proposed.

b.	The men’s and women’s restrooms in the office areas shall have existing countertops and cabinets removed and new laminate countertops and cabinets installed in the same configuration. The single uni-sex restroom off the main east lobby entry shall be re-configured as necessary to be ADA compliant, including new countertop and fixtures. The total number of plumbing fixtures in the building shall remain the same as is. The existing stainless steel trough style sinks in the restrooms to the west of the cafeteria, and within the South break-room area to remain as is, with no new countertops proposed for these areas. All color selections for new cabinets and countertops to be approved by Owner and/or tenant.

2.	Floor Covering

a.	Office area and main east lobby to receive new commercial nylon carpeting and new vinyl base moulding.

1.	Carpet construction to be textured loop.

2.	Primary backing to be polypropylene.

3.	Flammability to meet ASTM E-64B flooring radiant panel Class-1 and ASTM E-662NBS smoke chamber less than 450.

4.	Carpet is fully adhered/glue-down application.

5.	Carpet manufacturer to be Shaw or equal.

b.	Carpet material samples will be provided for owner’s initial selection.

3.	Ceilings

a.	Existing ceiling tiles in the office area, cafeteria and south restrooms shall be replaced as necessary. No proposed changes to the reception area ceiling. The existing grid in the main office area to be replaced and/or repaired as necessary to accommodate the installation of a new fire suppression system in this area.

4.	Painting

a.	All existing walls, ceilings and structure within the Initial Lease Area shall be scraped/washed and primed sufficiently, and re-painted new. Color selection to be approved by Tenant.

b.	All existing walls in the office, reception, cafeteria and restroom areas to be washed, prepped and painted with one coat primer and one finish coat.

c.	Existing floor from column line 1 through line 10 to be cleaned, but not painted.

d.	Existing floor in south breakroom and cafeteria to be cleaned and re-painted with high foot traffic non-epoxy floor coating, PPG “Breakthrough” or SW “Treadplex”, or equally durable finish, applied in 2 coats.

5.	Toilet Accessories

a.	Grab bars are to be provided and installed in each handicapped accessible toilet compartment. Toilet paper dispensers are to be provided within each toilet compartment.

b.	New standard C-fold paper towel dispensers, sanitary napkin dispensers, soap dispensers, trash cans to be provided in each renovated restroom.

I.	DOORS

1.	OH Doors

a.	Remove and replace existing damaged 12’ x 14’ OH door at SW corner of the building, including new operator.

b.	Provide and install 6 new OH doors at new exterior 6-bay recessed truck well along the south building wall, west of the existing 2 truck wells.

c.	All new OH doors to be have motorized operators, new shelters, bumpers, levelers and equipped with dead bolt interior locks.

d.	The 6 new OH doors at the new exterior truck well to be 9’ x 10’ sectional doors, insulated 24 gauge steel liner panels, 2” tracks, full weather stripping, factory primed, and final enamel coat applied in the field.

2.	Interior Doors

a.	Provide, frame in, and install 3 new 2-hour door assemblies, located in the 3 existing interior openings within the wall along column line 13, which separates the main building space from the north unleased space. These doors to be provided with panic type exit hardware, and painted. The new framed-in assemblies and doors are to meet the required 2-hour fire rating.

J.	MECHANICAL

1.	Plumbing

a.	All existing shop and warehouse process water piping, all unnecessary gas and kerosene piping, shall be removed from the proposed 120,650 sq foot warehouse and assembly area, as indicated on the attached key plan.

b.	Existing inoperable restroom fixtures and valves, estimated to comprise approximately 25% of the fixtures in the Initial Lease Area, shall be replaced with new fixtures. Total building fixture count to remain as is. Temp remove and re-install existing under-cabinet mounted water heaters in all office restroom areas to allow for the installation of new countertops. Any new water heaters shall be provided at an additional charge.

c.	Existing interior suspended domestic water pipe in proposed warehouse and assembly areas shall be raised to accommodate Owner’s racking requirements. It is assumed that cutting, raising and re-connecting these pipes will not cause sediment or pipe shavings to enter the domestic water supply, and interfere with or harm the new fixtures and valves. If, upon removal and raising of these pipes, it is discovered that they are of a condition that will cause harm to or otherwise interfere with the proper functioning and longevity of the new fixtures and valves, additional charges will be imposed to clean, flush, and properly handle the domestic water system.

d.	Existing roof drain piping and buss duct shall remain as they are.

e.	Plumbing fixtures to be one of the following manufactures: Kohler, American Standard, or Crane, in standard commercial colors. Water closets shall be floor or wall mounted to replace existing fixtures as they are mounted, with Zurn Flush valves, or equal. Lavatories shall be surface mounted, single hole. Any replaced water coolers shall be ‘in-kind’ with what was removed, in a brushed stainless steel finish.

2.	Heating, Ventilation and Air Conditioning

a.	All unneeded HVAC ductwork shall be removed from the proposed warehouse and assembly areas in order to provide the most height possible.

b.	Existing RTU drops to be capped if unused. Drops and diffusers to be added or re-configured, and existing RTUs modified as necessary to provide heat to the 120,650 sq foot space.

c.	Existing HVAC controls to be modified as appropriate.

d.	The two existing boilers which provide hot water to heat the southern approximately 58,410 sq feet of the warehouse area ( roughly the area bounded by column lines A-1 and 1-5.5 ), are to be investigated, and repaired as necessary to continue to provide heat to the 58,410 sq ft area.

e.	The existing boiler in the softener building located at the base of the domestic water tower is to be shut off after the new municipal water connection is made.

f.	The existing boiler in the exterior diesel house near the northwest corner of the property is to be shut off after the new municipal water connection is made.

3.	Fire Protection

a.	The existing fire suppression system shall be renovated as necessary in the 120,650 sq ft area, to provide required coverage for the proposed variable mix of light manufacturing, assembly and storage use, Group 2 Hazard Plastic Storage. A new wet supply fire suppression system shall be added to the existing office, cafeteria, and restroom spaces in the ILA wherever it does not currently exist, to provide coverage for Ordinary Hazard use. All new and revised fire suppression to be installed per all applicable codes.

b.	Included in the estimate are all necessary sprinklers, test connections, inspections, drains, extra sprinklers and wrench, all re-sized pipe, fittings and hangers, permits, signs, and related materials to complete the job. Any required Hose Stations are not included in the cost estimate; any code mandated or Owner desired Hose Stations to be determined upon receipt of proposed rack storage layout, and to be added to the cost estimate accordingly.

c.	Shop drawings will be submitted to local authorities for their approval based on NFPA 13 standards.

d.	All equipment and components shall be UL approved and shall bear the UL label or marking.

e.	Before installation, hydraulic calculations, product data and shop drawings shall bear the stamp of approval of local authorities having jurisdiction.

f.	A new fire alarm will be provided and installed per all applicable codes and ordinances.

g.	No work is proposed to the existing fire suppression system lines or heads in the following areas: The northern-most 39,697 sq foot area in the building which is north of column line 13; and all of the smaller various equipment rooms lined up along the west side of the building, except if necessary in the south breakroom, which is part of the initial lease area.

h.	Provide and install firestop caulking in all penetrations through the north interior masonry wall along column line 13; frame in or otherwise block all openings in this wall to achieve a 2 hour fire rating separating the unleased north end space from the rest of the main building.

K.	ELECTRICAL

1.	Electrical modifications and service to include:

a.	Demolition of existing lighting fixtures (and wires as appropriate) in the 120,650 sq foot area bounded by column lines 1 through 10 inclusive; and of any connected wires, and/or ducts used exclusively for lighting within this area.

b.	All existing buss duct to remain in place.

c.	Preservation of any usable materials, ducts and feeders for new lighting in the ILA, including exit signs/fixtures, and any working EBU fixtures. Upon completion, all emergency and exit lighting and signage to meet all applicable codes.

d.	Supply and install up to 190 new 8-lamp fluorescent high-bay fixtures with T5 bulbs, 482 watts each, or as necessary to provide 50-55 foot-candle average maintained light rating at 36” above the floor in the 120,650 sq ft assembly/warehouse area, as indicated on the attached key plan. Spacing and lamp quantity to be determined in conjunction with the desired rack and assembly equipment layout. Up to 152 of these fixtures to be standard nonemergency type, and up to 38 of these fixtures to be equipped with an emergency battery backup unit. Any area(s) which are defined by Tenant to be limited to warehouse use to be equipped with occupancy sensors, if practical

e.	Extend all existing conduit runs as needed to work with the new layout.

f.	Repair or replace all non-functioning existing 2’x4’ light fixtures in the office, cafeteria and reception areas. Provide and install new bulbs in these existing fixtures wherever existing bulbs are expired

g.	Disposal of old fixtures off site.

h.	The two previously existing emergency lighting generators have been removed from the building, and no replacement of either generator is proposed.

i.	All necessary grounding per utility specifications and code will be provided.

j.	Existing parking lot/drive lights to be repaired/replaced as necessary to properly operate. No additional exterior fixtures are proposed. Should any parking lot/driveway light be un-repairable and require replacement, landlord will determine new fixture selection.

2.	General electric notes:

The electrical work is described and further clarified through the following notes:

a.	All of the above provisions include labor and material for a complete electrical installation, done in a neat workmanlike manner.

b.	All electrical work shall conform to the current edition of the National Electrical Code and Local Code where applicable.

c.	Coordination of conduit for and installation of: a clock system, intrusion alarm system, a sound system, a paging system, or other miscellaneous electrical signal systems is excluded.

L.	CLEANING AND DEGREASING

1.	General cleaning and removal of existing process oils to include:

a.	Complete power/detergent washing of all interior surfaces within the ILA, and additionally, the area within column lines 10 through 13 inclusive (the “Additional Cleaned Area”, adding an approximately 47,798 square feet to be cleaned), and the two existing covered truck docks at the south side of the building including ceiling, walls, columns, remaining steel structure, and floor.

b.	Removal of all oil from all portions of the HVAC ductwork and RTU drops that will remain in place within the ILA and the Additional Cleaned Area. Thoroughly clean the ILA and the Additional Cleaned Area to attempt to remove all oil-residue odor from the ILA.

c.	Post construction cleaning of all surfaces of the work area including the existing south truck docks, south restrooms and cafeteria, south breakroom and all east office and reception areas, ready for tenant move-in.

M.	SITE RESTORATION

1.	Post construction site restoration to include:

a.	Removal of existing weeds in concrete pavement area at west side of building.

b.	Repair of cut asphalt pavement required for installation of new truck well.

c.	All construction debris and trash cleanup of south and west parking areas.

d.	Any necessary restoration of grade, and reseeding of lawn areas adjacent to new truck well location.

e.	Repair existing fence at proposed truck well location, after truck well construction.

f.	Restoration of existing pavement, grade and lawn areas at the proposed new municipal water main connection.

N.	CLARIFICATIONS/ASSUMPTIONS

1.	Equipment, equipment hook-up, telephones, furniture provision and installation or connection to new floor boxes, and related layout or design fees are excluded.

2.	Window treatments (blinds, shades, supplemental tinting, etc.) are excluded.

3.	Telephone, security, computer, paging, music, cabling (other than code) are excluded.

4.	New installations of any compressor and/or compressed air lines are excluded.

5.	Storage shelving, racks or related design fees, other than kitchen cabinets are excluded.

6.	Signage other than as required by applicable code is excluded.

7.	Winter construction conditions are excluded.

8.	Any work in all smaller equipment/mechanical rooms along the west side of the building, except as is necessary for mechanical or electrical work described above, is excluded.

9.	Any work in the north 40,000 sq foot manufacturing area, or west of column line 1, except as necessary for mechanical or electrical work described above, is excluded.

10.	It is assumed that all existing HVAC main equipment, controls and boilers, sanitary drainage traps and piping, water supply system piping and valves, electrical system transformers, main switching gear and wiring, and all other building systems and equipment which is not specifically listed above as being repaired and/or replaced, are in proper functioning order. Any work on these excluded systems/equipment which may be required will cause additional charges to be incurred.

March 15, 2013

NSK Building Ann Arbor – Xtang/THI warehouse

5400 S. State Road

Ann Arbor MI

LANDLORD IMPROVEMENTS

BUILDING CONSTRUCTION

Truckwell subgrade and concrete Testing

ARCHITECTURAL INCLUDING MEASURING EXISTING

CIVIL ENGINEERING & STAKING for Truck Wells, Storm Sewer and Water Main

SITE WORK for 6 New Truck wells including storm drainage *, **

AND NEW 8” MUNICIPAL WATER LINE CONNECTION

INTERIOR DEMO TO COLUMN LINE 10 INCLUDING FLOOR PROTECTION

(BUS DUCT AND SELECTIVE AIR LINES TO REMAIN IN PLACE)

FOUNDATION and SLAB for new truck docks

6) 9’ x 10’ DOCK DOORS, Levelers, Shelters for 6 new wells

REMOVE AND REPLACE DAMAGED SW OH DOOR 12’X14’

MISC STEEL – Demo, design and framing for new truck well wall openings

LABOR to re-work exterior wall bracing to accept new truck doors

MASONRY – Repair new truck well openings

CARPENTRY – Allowance for office remod and misc millwork, ADA reqmts in One office lobby restroom

INT Floor – Fill in existing drainage trenches with concrete

Misc Office Ceiling Repairs

MILLWORK / New Cabs, Counters rev per spec

FENCE REPAIR AT NE CORNER OF BUILDING

PLASTIC SHEET BREAK FOR UNOCCUPIED AREAS CLEANING, PREP & PAINTING – Clean interior up thru column line 13, prep and paint walls and ceilings per spec up thru column line 10

CARPET/VINYL FLOORING

ROOF REPAIRS ALLOWANCE

PLUMBING – Rework low pipes in WH; Replace inoperable fixtures, approx 25% of fixtures in leased area; ADA reqmts in one office restroom near main lobby.

1

HVAC modify existing units for Warehouse heat per spec; Restore boilers to operable condition

ELECTRICAL & FIRE ALARM incl re-lamp office & warehouse areas, no generator

FIRE SPRINKLERS – REV PER SPEC; Re-connect, service and keep existing fire pump, includes a $10,000 allowance for repairs to existing fire pump.

Pavement – Parking area clean, weedkill, asphalt seal and new striping

Pavement – Repairs in west concrete lot – remove crumbling concr, install new hot asphalt to fill voids approx 500 lin ft.

Pavement – Repairs in west concrete lot – cut where deteriorated approx 2’ wide, install new 8” deep hot asphalt

LANDSCAPE AREA EDGING AND MULCH, TOPSOIL AND GRASS SEED

WALL AND FLOOR CLEANING AND DEGREASING

BUILDING CONSTRUCTION TOTAL

GENERAL LIABILITY INSURANCE

GENERAL CONDITIONS – See Detailed Prelim Spec

PERMITS Allowance

WATER CONNECTION/TAP FEES: 64k Benefit fee; 10k Meter charge; 4.5k Permit fees; possible credit to landlord if lower fees.

ENG AND ARCH PLAN REVIEW

SUB TOTAL

OVERHEAD AND PROFIT (5%)

GRAND TOTAL

*	All exterior site work and all foundation work assumes an existing soil bearing capacity of 3000 psf.
**	Does not include unknown underground piping

LANDLORD ALTERNATES:

1.	Fire Sprinkler specifications and options:

a.	Increase coverage up through column line 13:

(adds approx 47,798 sq ft more)

b.	Supply and install new Fire Pump if existing pump can’t be repaired.

(Credit back unused repair allowance).

2.	Paint walls, columns, and ceiling in area column lines 10-13.

3.	Extend interior Demo to include column 10 thru 13 per spec.

2

TENANT OPTIONS:

1.	Plumbing options:

a.	Install battery hands-free operators at 5 main office sinks

b.	Install battery hands-free operators at faucets in main shop stainless steel trough sinks – 18 faucet operators

c.	Install all new fixtures throughout leased space, instead of replacing inoperable ones. All new toilets and urinals to include hands free battery operators

2.	Shot blast and re-epoxy floor 2 coats if nec after all cleaning from existing interior dividing wall up to column line 10 – approx 59,000 sq ft.

3.	Cap ex HVAC units, install 2 new Cambridge units complete.

4.	Pavement options:

a.	Hot rubber joint seal approx 15,000 lin ft main south asphalt lot

b.	Hot rubber joint seal approx 9,600 lin ft west concrete lot

5.	Prep and repaint domestic Water Tower.

6.	Remove existing fence and turnstile at main south entrance

Please add 5% to any above option authorized.

3

EXHIBIT C

LIST OF APPROVED HAZARDOUS MATERIALS

EXHIBIT D

DECLARATION OF LEASE COMMENCEMENT

This is to confirm that the Commencement Date, as defined in Paragraph 2.2 of the attached lease, for the property commonly known as 5400 S. State Road, Ann Arbor, Michigan, and containing approximately 166,535 square feet pursuant to the lease dated as of May     , 2013 between ANN ARBOR BUSINESS PARK, LLC and EXTANG CORPORATION is, for all purposes, agreed to be             , 2013.

LANDLORD:

ANN ARBOR BUSINESS PARK, LLC, a Delaware limited liability company

By:	Holdings SPE Manager, LLC,
a Delaware limited liability company

By:
John A. Mase, CEO

TENANT:

EXTANG CORPORATION, a Missouri corporation

By:
William Reminder, President & C.E.O.

FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (“First Amendment”) is entered into as of the 5th day of December 2013 by and between ANN ARBOR BUSINESS PARK, LLC, a Delaware limited liability company (“Landlord”), and EXTANG CORPORATION, a Michigan corporation (“Tenant”).

RECITALS:

A. Landlord and Tenant entered into a lease dated as of May 9, 2013 (the “Lease Agreement”), for approximately 166,535 square feet of space located at 5400 S. State Road, Ann Arbor, Michigan (the “Property”); and

B. Landlord and Tenant mutually desire to amend the Lease Agreement in accordance with the terms and conditions hereto.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Recitals/Definitions. The foregoing recitals are hereby incorporated into and made a part of this First Amendment by this reference. All capitalized terms in this First Amendment shall have the same meaning ascribed thereto in the Lease Agreement, unless otherwise provided herein. The Lease Agreement and this First Amendment are sometimes collectively referred to as, the “Lease.”

2. Effective Date of Amendment. The terms and conditions of this First Amendment shall be effective as of the date hereof (the “Effective Date”).

3. Commencement Date. The “Commencement Date,” as defined pursuant to Paragraph 2.2 of the Lease Agreement, is hereby agreed to be November 13, 2013.

4. Premises.

(a) Small Out Building. Commencing as of August 1, 2013, Tenant occupied, with Landlord’s consent, the out building on the property marked “This Building to be Demolished” (“Small Out Building”) on the revised site plan attached hereto as Exhibit “A” (“Revised Site Plan”). The Small Out Building consists of 2,800 agreed square feet of space. Landlord and Tenant hereby agree that Landlord shall not be required to demolish the Small Out Building. Instead, Paragraph 1.2 of the Lease Agreement is hereby amended so that as of the August 1, 2013. the definition of “Out Building” shall include both the original Out Building and the Small Out Building, totaling 8,440 square feet. Rent for the Small Out Building shall be payable commencing on November 1, 2013. Base Rent for the Small Out Back Building shall be at the same per square foot rate as the Base Rent for the Out Building as set forth on Exhibit “A-1” to the Lease Agreement. Tenant shall be solely responsible for all repairs and maintenance of the Small Out Building.

(b) Additional Main Building Space. Tenant hereby agrees to lease the 49.242 agreed square feet of space designated as the “Additional Clean Area” and the “Additional Break Room and Restrooms” on the Revised Site Plan attached hereto as Exhibit “A” (“Additional Main Building Space”). The Commencement Date for Rent for the Additional Main Building Space shall be the earlier of (i) January 1, 2015, or (ii) the date Tenant occupies any portion of the Additional Main Building Space (“Additional Space Commencement Date”). Base Rent for the Additional Main Building Space shall be at the same per square foot rate as the Base Rent for the Main Building Space as set forth on Exhibit “A-1” to the Lease Agreement.

(c) Cap on Common Expenses. Commencing on the Additional Space Commencement Date, the cap on Common Expenses as set forth in Paragraph 5.1.B of the Lease Agreement shall be reduced from $1.50 per square foot to $1.13 per square foot.

5. Tenant Improvements. Landlord shall complete, as soon as reasonably practicable and at Landlord’s cost and expense, those improvements to the Additional Main Building Space as set forth on Exhibit “B” to this first Amendment.

6. Parking. Commencing on the Additional Space Commencement Date, the Parking Facilities shall be expanded as set forth on the Revised Site Plan attached hereto as Exhibit “A”. Additionally, Landlord shall, subject to maintenance and other temporary restrictions that Landlord will use its commercially reasonable efforts to time so as not to unreasonably disrupt Tenant’s operations, provide Tenant with unrestricted access to the west truck dock that protrudes into the reserved parking area designated as the “Parking Area Reserved for Northern 39,697 sq. ft. Possible Future Tenant” on the Revised Site Plan attached hereto as Exhibit “A”.

7. Tenant’s Share.

(a) The “Rentable Area of the Buildings,” as defined in Paragraph 5.1.H of the Lease Agreement is hereby amended to be 239,834.

(b) For the period between the Commencement Date, as determined pursuant to Paragraph 2.2 of the Lease Agreement, and the Additional Space Commencement Date, the Rentable Area of the Premises (as defined in Paragraph 5.1.H of the Lease Agreement) shall be 159,335 square feet and Tenant’s Share (as defined in Paragraph 5.1.J of the Lease Agreement) shall be 66.44%; and

(c) From and after the Additional Space Commencement Date, the Rentable Area of the Premises shall be 208,577 square feet and Tenant’s Share shall be 86.97%;

8. Effect of First Amendment. Except as specifically modified by this First Amendment, all of the terms and conditions of the Lease continue in full force and effect.

9. Counterparts and Electronic Signatures. This First Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same First Amendment. The parties shall be entitled to sign and transmit an electronic signature of this First Amendment (whether by facsimile, PDF or other email transmission), which signature shall be binding on the party whose name is contained therein. Any party providing an electronic signature agrees to promptly execute and deliver to the other parties an original signed First Amendment.

[Signatures contained on the following page]

3

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment Agreement in duplicate as of the day and year first above written.

LANDLORD:

ANN ARBOR BUSINESS PARK, LLC, a Delaware limited liability company

By:	Holdings SPE Manager, LLC,
a Delaware limited liability company

	By:	/s/ John A. Mase
John A. Mase, CEO

TENANT:

EXTANG CORPORATION, a Missouri corporation

By:	/s/ William Reminder
William Reminder, President & C.E.O.

S-1

EXHIBIT “A”

Revised Site Plan

EXHIBIT “B”

Tenant Improvements for the Additional Main Building Space

Landlord, at Landlord’s cost and expense, shall complete the following tenant improvements to the Additional Main Building Space (“Tenant Improvements”). Except for the Tenant Improvements, Tenant hereby accepts the Additional Main Building Space in its present “As-is, where-is” condition.

1.	Landlord, in consultation with its HVAC contractor, presently believes that the rooftop heating units from the Main Building Space will provide adequate heating for the Additional Main Building Space. In the event that Landlord and Tenant reasonably agree that the Additional Main Building Space is not receiving adequate and reasonably balanced heat from the Main Building Space heating units, Landlord may refurbish, to code, one or more of the existing 4 roof top heating units located in or near the Additional Main Building Space or provide an alternate means of additional heat.

2.	Premises and Landlord’s work shall meet all local building codes and be sufficient for Tenant to receive a certificate of occupancy; provided, however, that (i) Tenant shall be solely responsible for any code issues relating to the Out Building (as defined herein), and (ii) Landlord shall only be required to sprinkler the basement to minimum code standards and Tenant shall be responsible for any sprinkler upgrades necessary for Tenant’s intended use of the basement

3.	Landlord has completed its work with respect to basement, including removing any damaged asbestos containing materials (“ACMs”). Any future damage to any ACMs caused by Tenant’s use and occupancy of the basement shall be repaired or removed at Tenant’s sole cost and expense.

4.	Landlord shall remain responsible to complete any remaining electrical work required to obtain the final certificate of occupancy.

5.	Landlord hereby consents to Tenant’s removal of the exterior chip hopper loader, at Tenant’s option and sole cost and expense.

6.	Landlord will, at Tenant’s election, either (i) complete the concrete pavement patching/repair on the west side of the building in the spring when weather permits, or (ii) provide Tenant with an allowance of $11,165.00 in the event that Tenant wishes to complete the work in connection with other related work that Tenant will be undertaking.